UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
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Advanced Environmental Recycling Technologies, Inc.
(Name of Registrant as Specified In Its Charter)
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ADVANCED ENVIRONMENTAL
RECYCLING TECHNOLOGIES, INC.
914 N Jefferson Street (72764)
Post Office Box 1237
Springdale, Arkansas 72765
(479) 756-7400

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held Thursday, July 24, 2008

To our Stockholders:

The annual meeting of stockholders of Advanced Environmental Recycling Technologies, Inc. will be held in the Holiday Inn Convention Center, Springdale, Arkansas at 7:00 p.m., local time, Thursday, July 24, 2008, to consider and act upon the following matters, all as more fully described in the accompanying proxy statement which is incorporated herein by this reference:

1. To elect nine members to the nine-person board of directors to serve until the next annual meeting of stockholders and until their respective successors shall be elected and qualify.

2. To ratify the appointment of Tullius Taylor Sartain & Sartain LLP as independent public accountants of the company for the year ending December 31, 2008; and

3. In connection with an October 2007 $10 million private placement of convertible preferred stock and warrants, to approve, for purposes of Nasdaq Rule 4350, the possible issuance of common stock equal to 20% or more of the common stock outstanding before the private placement for less than the greater of book or market value of the stock, that being a possible issuance that could be deemed under such Rule to arise as a result of conversion rights and potential anti-dilution adjustments that may occur in the future with respect to the preferred stock and warrants issued in the private placement.

4. To amend the Company’s certificate of incorporation to change the voting rights of the company’s Series D preferred stock to conform such voting rights to the policies of the NASDAQ Stock Market, Rule 4351, by limiting the “as converted” voting rights of the Series D preferred stock to a specified maximum number of votes per share.

5. To amend the Company’s certificate of incorporation to authorize only holders of preferred stock affected by a proposed change to vote on matters relating only to changes to the terms of any outstanding series of preferred stock.

6. To amend the Company’s certificate of incorporation to increase the authorized number of shares of Class A common stock.

7. To approve a possible reverse stock split at a ratio to be determined hereafter by the board of directors of between 1-for-2 and 1-for-5.

8. To approve the 2008 Non-Employee Director Equity Incentive Plan.

9. To approve the 2008 Key Associate and Management Equity Incentive Plan

10. To transact such other business and to consider and take action upon any and all matters that may properly come before the annual meeting or any adjournment thereof.

The board of directors has fixed the close of business on June 27, 2008, as the record date for the determination of the stockholders entitled to notice of and to vote at the annual meeting and any adjournment thereof.

Sincerely,

Marjorie S. Brooks
Secretary

July 3, 2008

A proxy card and annual report of the company for the year ended December 31, 2007 are enclosed. It is important that your shares be represented whether or not you attend the meeting. Registered stockholders can vote their shares via the Internet or by using a toll-free telephone number. Instructions for using these convenient services appear on the proxy card. You can also vote your shares by marking your votes on the proxy card, signing and dating it and mailing it promptly using the envelope provided. Proxy votes are tabulated by an independent agent and reported at the annual meeting. The tabulating agent maintains the confidentiality of the proxies throughout the voting process. We hope that you can attend this meeting in person, but if you cannot do so please vote your proxy now.

SOLICITATION AND REVOCABILITY OF PROXIES	1
VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF	1
DIRECTORS AND EXECUTIVE OFFICERS OF THE REGISTRANT	3
CORPORATE GOVERNANCE	6
AUDIT COMMITTEE REPORT	7
COMPENSATION COMMITTEE REPORT	11
DIRECTOR COMPENSATION	11
EXECUTIVE OFFICER COMPENSATION	13
SUMMARY COMPENSATION TABLE	13
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	15
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	15
STOCKHOLDER RETURN PERFORMANCE GRAPH
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	16
Item 1: Election of Directors	16
Item 2: Ratification of Appointment of Independent Registered Public Accounting Firm	17
Item 3: Approval of the Possible Issuance of Common Stock Equal to 20% or More of the Common Stock Outstanding Before an October 2007 Private Placement for Less Than The Greater of Book or Market Value of the Stock	18
Item 4: To Amend the Certificate of Designation to Change the Voting Rights of the Company’s Series D Preferred Stock to Conform Such Voting Rights to the Policies of the Nasdaq Stock Market	21
Item 5: To amend the Company’s certificate of incorporation to authorize only holders of preferred stock affected by a proposed change to vote on matters relating only to changes to the terms of any outstanding series of preferred stock	23
Item 6: Amendment to the Certificate of Incorporation to Increase the Authorized Number of Shares of Class A Common Stock	24
Item 7: Reverse Stock Split	25
Item 8: Approval of 2008 Non-Employee Director Equity Incentive Plan	30
Item 9: Approval of 2008 Key Associate and Management Equity Plan	33
COST AND METHOD OF PROXY SOLICITATION	37
ADDITIONAL INFORMATION AVAILABLE	38
STOCKHOLDER PROPOSALS FOR THE ANNUAL MEETING IN 2009	38
OTHER MATTERS	38

ADVANCED ENVIRONMENTAL
RECYCLING TECHNOLOGIES, INC.
914 N Jefferson Street (72764)
Post Office Box 1237
Springdale, Arkansas 72765
(479) 756-7400

Annual Meeting of Stockholders
July 24, 2008

PROXY STATEMENT

SOLICITATION AND REVOCABILITY OF PROXIES

The enclosed proxy is solicited on behalf of the board of directors of Advanced Environmental Recycling Technologies, Inc., a Delaware corporation (the “Company”), for use at the annual meeting of stockholders to be held in the Holiday Inn Convention Center, Springdale, Arkansas, at 7:00 p.m. local time, Thursday, July 24, 2008, and at any adjournments thereof. The notice of meeting, proxy statement, and form of proxy are being mailed to stockholders on or about July 10, 2008.

A proxy may be revoked by delivering a written notice of revocation to the principal office of the Company or in person at the meeting at any time prior to the voting thereof.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

At June 27, 2008, the record date, there were 46,314,250 shares of Class A common stock, 1,465,530 shares of Class B common stock and 788,182 shares of Series D preferred stock issued and outstanding. Each outstanding share of Class A common stock entitles the holder to one vote on matters submitted to the stockholders and each share of Class B common stock entitles the holder to five votes on matters submitted to the stockholders. Each outstanding share of Series D preferred stock entitles the holder to the number of votes equal to the number of shares of common stock into which such share of preferred stock could be converted (currently each such preferred share is convertible into 10 shares of Class A common stock), subject to the limitations described in Item No. 4 herein (to which all of the preferred stockholders have already agreed). As of June 27, 2008, the holders of the Class B common stock are entitled to an aggregate of 7,327,650 votes and the holders of the Series D preferred stock are entitled to an aggregate of 7,881,820 votes. The holders of record of the Class A common stock, Class B common stock and Series D preferred stock outstanding on June 27, 2008 will vote together as a single class on all matters submitted to stockholders and such other matters as may properly come before the annual meeting and any adjournments.

The enclosed form of proxy provides a method for stockholders to withhold authority to vote for any one or more nominees (See “Election of Directors” for the method of withholding authority to vote for directors). By withholding authority, shares will not be voted either for or against a particular matter but will be counted for quorum purposes. Abstentions and brokers’ “non-votes”, if any, are counted for purposes of determining a quorum but will have no effect on the election of directors or other matters intended to be submitted to a vote of the stockholders.

As of June 16, 2008, the Company’s executive officers and directors beneficially owned approximately 34.1% of the currently outstanding shares of Class A common stock and 93.9% of the shares of Class B common stock, and collectively beneficially owned shares representing approximately 37.5% of the votes entitled to be cast upon matters submitted at the annual meeting. As of the record date, Marjorie S. Brooks and corporations controlled by her beneficially owned shares representing approximately 22.3% of the votes entitled to be cast and may be in a position to control the Company.

The following table sets forth, as of June 16, 2008, certain information with regard to the beneficial ownership of the Company’s capital stock by each beneficial owner of 5% or more of the outstanding stock, by each named executive officer and director of the Company, and by all officers and directors as a group:

					Percent of
Title of		Amount and Nature of		Percent	Total Voting
Class(1)	Name and Address of Beneficial Owner(18)	Beneficial Ownership(2)(16)		of Class	Power(2)(17)

Class A	Marjorie S. Brooks	9,569,676	(3)	20.6%	22.3%
Class B		837,588	(4)	57.2%
Class A	Joe G. Brooks	1,782,668	(5)	3.8%	5.2%
Class B		284,396		19.4%
Class A	J. Douglas Brooks	894,065	(6)	1.9%	2.5%
Class B		131,051		8.9%
Class A	Jerry B. Burkett	296,816	(7)	*	*
Class B		33,311		2.3%
Class A	Stephen W. Brooks	1,707,008	(8)	3.7%	3.5%
Class B		89,311		6.1%
Class A	Sal Miwa	168,392	(9)	*	*
Class A	Jim Robason	156,310	(10)	*	*
Class A	Melinda Davis	192,495	(11)	*	*
Class A	Michael M. Tull	864,330	(12)	1.9%	1.4%
Class A	Peter S. Lau	55,853	(13)	*	*
Class A	Tim W. Kizer	22,246	(14)	*	*
Class A	Edward P. Carda	22,246	(14)	*	*
Class A	Jim Precht	407,700	(15)	*	*

Class A	Officers and directors	16,167,805		34.1%	37.5%
Class B	as a group (fourteen persons)	1,375,657		93.9%

(1)	The Class B common stock is substantially identical to the Class A common stock, except that each share of Class B common stock has five votes per share and each share of Class A common stock has one vote per share. Each share of Class B common stock is convertible into one share of Class A common stock.

(2)	Beneficial ownership of shares was determined in accordance with Rule 13d-3(d)(1) of the Exchange Act and included shares underlying outstanding warrants and options which the named individual had the right to acquire within sixty days (August 15, 2008) of June 16, 2008.

(3)	Includes 8,279,827 shares owned directly, 1,121,457 in trusts or corporations controlled by Mrs. Brooks, 150,000 shares issuable upon exercise of stock options, and 18,392 shares to be issued pursuant to restricted stock awards.

(4)	Includes 403,946 shares owned directly by Mrs. Brooks and 433,642 shares owned by two corporations controlled by Mrs. Brooks. (Razorback Farms, Inc. is the record owner of 312,320 shares and Southern Mineral and Fibers, Inc. is the record owner of 121,322 shares, representing approximately 21.3% and 8.3%, respectively, of the Class B common stock). Excludes additional shares owned by adult children of Mrs. Brooks, including Joe G. Brooks, Stephen W. Brooks and J. Douglas Brooks, as to which she disclaims a beneficial interest.

(5)	Includes 1,739,963 shares owned directly, 4,500 shares owned as custodian for Joe G. Brooks’ minor child, and 38,205 shares owned as custodian for Brooks’ Children’s Trust.

(6)	Includes 809,324 shares owned directly and 84,741 shares owned indirectly.

(7)	Includes 116,424 shares owned directly, 2,000 shares owned by Mr. Burkett as custodian for his minor child, 10,000 shares owned by a partnership controlled by Mr. Burkett, 150,000 shares issuable upon exercise of stock options, and 18,392 shares to be issued pursuant to restricted stock awards.

(8)	Includes shares owned directly.

(9)	Includes 150,000 shares issuable upon exercise of stock options and 18,392 shares to be issued pursuant to restricted stock awards.

(10)	Includes 112,918 shares owned directly, 25,000 shares issuable upon exercise of stock options, and 18,392 shares to be issued pursuant to restricted stock awards.

(11)	Represents 32,436 shares owned directly, 66,667 shares in a trust controlled by Ms. Davis, 75,000 shares issuable upon exercise of stock options, and 18,392 shares to be issued pursuant to restricted stock awards.

(12)	Includes 745,938 shares owned directly, 100,000 shares issuable upon exercise of stock options, and 18,392 shares to be issued pursuant to restricted stock awards.

(13)	Includes 2,500 shares owned directly, 25,450 shares owned indirectly through corporations, 25,000 shares issuable upon exercise of stock options, and 2,903 shares to be issued pursuant to restricted stock awards.

(14)	Includes 5,256 shares owned directly and 16,990 shares to be issued pursuant to restricted stock awards.

(15)	Includes 7,700 shares owned directly and 400,000 shares issuable upon exercise of stock options.

(16)	Class A common stock beneficial ownership was calculated by dividing the beneficial ownership of each individual by the sum of: (i) the total shares of Class A common stock outstanding at June 16, 2008, and (ii) the total shares underlying outstanding warrants and options which the named individual had the right to acquire within 60 days (August 15, 2008) of June 16, 2008. Class B common stock beneficial ownership is calculated based on 1,465,530 shares outstanding on June 16, 2008.

(17)	Calculated by dividing the voting rights of the beneficial ownership of each individual by the sum of: (i) the total votes available to be cast on June 16, 2008, and (ii) the total shares underlying outstanding warrants and options which the named individual had the right to acquire within 60 days (August 15, 2008) of June 16, 2008.

(18)	Each of the following listed stockholders is either an officer or director of the Company and in each case may be addressed in care of the Company at P.O. Box 1237, Springdale, AR 72765.

DIRECTORS AND EXECUTIVE OFFICERS OF THE REGISTRANT

The directors and executive officers of the Company are as follows:

Name	Age	Position

Joe G. Brooks	52	Chairman of the board of directors, chief executive officer
Stephen W. Brooks	51	Chief operating officer and director
Marjorie S. Brooks	72	Secretary, treasurer and director
Timothy D. Morrison	49	President
J. Douglas Brooks	48	Senior vice-president — international sales and product development
Alford Drinkwater	56	Senior vice president — development and governmental affairs
Jim Precht	62	Senior vice-president — sales and marketing
Eric E. Barnes	34	Controller and chief accounting officer
Jerry B. Burkett	51	Director
Edward P. Carda	67	Director
Melinda Davis	65	Director
Tim W. Kizer	42	Director
Peter S. Lau	54	Director
Jim Robason	70	Director
Michael M. Tull	53	Director
Sal Miwa	51	Director

The Company’s board of directors elected Joe G. Brooks as its chairman and the Company’s co-chief executive officer in December 1998. In addition, he served as president from February 2000 until February 2008. In

July 2005, Mr. Brooks became sole chief executive officer. Mr. Brooks has served as president or in other executive office capacities and has been a director since the Company’s inception in December 1988, including service as chairman and CEO from inception until August 1993. He was a member of Clean Texas 2000, appointed by then Governor George W. Bush in 1995. Mr. Brooks is a listed inventor on 13 of the Company’s patents with additional patents pending, and is a founder of AERT.

The Company’s board of directors elected Stephen W. Brooks as co-chief executive officer in December 1998 in which position he served until July 2005 when he became vice chairman and chief operating officer. Mr. Brooks has been a director since January 1996. Mr. Brooks has served as CEO and chairman of the board of Razorback Farms, Inc. from January 1996 to the present. Razorback Farms is a Springdale, Arkansas based firm that specializes in vegetables processing. Mr. Brooks also serves on the board of the Ozark Food Processors Association.

Marjorie S. Brooks has been secretary, treasurer and a director since the Company’s inception in December 1988. Mrs. Brooks has served as secretary and treasurer of Brooks Investment Co., a holding company for the Brooks’ family investments, for more than thirty years.

Melinda Davis has served on the board of directors since July 2001. From December 2000 to the present, Ms. Davis has provided professional consulting services in the areas of financial management and cost accounting for manufacturing operations. Ms. Davis retired as senior vice-president and treasurer from Allen Canning Co. in December 2000, after serving for 39 years in various accounting and financial management positions.

J. Douglas Brooks has served as executive vice-president from inception to September 2003, has been in charge of raw material sourcing and strategic relationships since 1998, and has been a senior vice president since September 2003. Mr. Brooks was vice-president of plastics from 1995 through 1998, was previously project manager for AERT’s polyethylene recycling program with The Dow Chemical Company, and is a joint inventor on several of AERT’s process patents for recycling polyethylene film for composites.

Timothy D. Morrison joined AERT as President in February 2008. Mr. Morrison came to AERT with a background in polymer engineering as well as experience in turnaround management. He began his career with Dow Chemical in the hydrocarbons and polyethylene group where he held both operations and business positions. He led the Promix Joint Venture with Dow, Texaco and Enterprise Products before moving to Harris Chemical in 1992 as an equity partner where he led the turnaround of operations, customer service, IT, purchasing, and logistics for the leveraged buyout group. In 2000, Mr. Morrison joined Cyctec’s engineered products composite business, managing the composites and adhesives business. He brings experience in successfully servicing the needs and requirements of big box retailers from Valspar where he served most recently as manager for Valspar’s Texas Division. Tim comes to AERT with a BS in Chemical Engineering from the University of Alabama, an MBA from the University of Southern California, and training in both Lean Manufacturing and Six Sigma.

Alford Drinkwater has served as senior vice president of logistics, laboratories, and plastic operations since September 2003. Prior to joining the Company in May 2000, Mr. Drinkwater had been the Assistant Director for the Established Industries Division of the Arkansas Department of Economic Development and was on the Advocacy Team from November 1988 until January 2000. From September 1986 until July 1988, he owned and operated Town and Country Waste Services, Inc. a waste services company engaging in the development of waste recycling, energy recovery, and disposal systems. From April 1981 until January 1987, Mr. Drinkwater was the Resource Recovery Manager for Metropolitan Trust Company, and was primarily involved in waste-to-energy systems development. From July 1974 until April 1981, Mr. Drinkwater worked for the State of Arkansas as Assistant to the Chief of the Solid Waste Control Division of the Arkansas Department of Pollution Control & Ecology and as the Manager of the Biomass and Resource Recovery Program of the Arkansas Department of Energy.

Jim Precht served as executive vice-president of sales and marketing for the Company since February 2001, and as senior vice president since September 2003. Mr. Precht was formerly general manager of Weyerhaeuser Building Materials’ Pittsburgh Customer Service Center with 32-years of industry experience.

Eric E. Barnes, who the board of directors appointed as chief accounting officer in September 2005, also heads up the AERT accounting and control team. Mr. Barnes joined AERT’s accounting department in November 1997 after graduating from the University of Arkansas with a BS in Accounting and an MA in Economics. He was named AERT’s controller in January 2000. Mr. Barnes was also named acting principal financial officer in April 2008 upon

Mr. Robert Thayer’s resignation and until a permanent replacement for Mr. Thayer as Chief Financial Officer is identified. Mr. Barnes is a Certified Public Accountant.

Jerry B. Burkett has served on the board of directors of the Company since May 1993. Mr. Burkett has been a rice and grain farmer since 1979 and has been a principal in other closely held businesses. He is the past president of the Arkansas County Farm Bureau. In April 2002, Mr. Burkett was elected to serve as a director of the Ag Heritage Farm Credit Services board.

Edward P. Carda was elected to the board of directors in July 2005. Mr. Carda began his 37-year business career with Weyerhaeuser Company in June 1967, ending with his retirement in December 2003. While at Weyerhaeuser, he served in various management positions, including statutory reporting, heading large accounting departments, interacting with external and internal auditors and all types of management. Mr. Carda spent the last 10 years of his career as the business controller for the distribution business of Weyerhaeuser. While in this capacity, he received many awards for his performance for profit and working capital improvement initiatives. Mr. Carda attended the University of Montana and graduated with a degree in accounting. He has served for 25 years on the board of directors of the Woodstone Credit Union in Federal Way, Washington and is currently its Vice Chairman. He also serves on the credit union’s audit committee.

Tim W. Kizer was elected to the board of directors in July 2005. Since December 2004, Mr. Kizer has served as president and partner of Bentonville Global Associates, a global consultancy firm specializing in collaborative commerce. Mr. Kizer is executive director of the Doing Business in Bentonville Series — seminar level program series in Bentonville Arkansas. From April 2001 to December 2004, Mr. Kizer was director of the Center for Management and Executive Development and the Donald W. Reynolds Center for Enterprise Development, Sam M. Walton College of Business, University of Arkansas. From January 2000 to April 2001, Mr. Kizer was managing director of Information Technology Research Center, Sam M. Walton College of Business, University of Arkansas. Mr. Kizer was a business and industry specialist for the Division of Continuing Education at the University of Arkansas from October 1996 until January 2000. He has a BA from the University of Louisville and is a member of the Board of Advisors of RFID Global Solution in Bentonville, Arkansas.

Peter S. Lau has served on the board of directors since July 2007. Mr. Lau is a co-founder and owner of Greenstone Holdings, a boutique investment banking firm in New York City founded in 2001 (not affiliated with the entity of the same name referred to with respect to Mr. Miwa). Previously, he was Senior Managing Director of Corporate Finance for American Frontier, and Managing Director of Corporate Finance at Ridgewood Capital. Mr. Lau started his career as a CPA with Deloitte Touche, and was later employed by Squibb Corporation. Mr. Lau holds a Bachelor of Science in Business Administration and an MS in Accounting from the University of Hartford.

Sal Miwa has been an outside director of the Company since January 1994. He served as chairman of the board between December 1995 and December 1998, and as vice chairman from December 1998 through July 2005. From January 2005 to present, Mr. Miwa has been chairman of Greenstone Holdings, Inc. (OTC “GSHG”), a chemical technology company located in New York City primarily serving the building and construction industry (not affiliated with the entity of the same name referred to with respect to Mr. Lau). From July 2004 to December 2005, he was CEO of Greenstone Inc. of Delaware, a predecessor of Greenstone Holdings, Inc. From April 2000 to June 2004, he was COO and director of RealRead Inc., an online document service company. For more than 20 years Mr. Miwa has been engaged in various international businesses and serves on boards of several closely held family businesses around the world. He received his master’s degree in aerospace engineering from the Massachusetts Institute of Technology in 1981.

Jim Robason has served on the board of directors since July 2003. Since January 2005, Mr. Robason has been a consultant to and supervisor of the Company’s plant operations on an interim basis. Mr. Robason joined Allen Canning Co. in 1967. Mr. Robason served as senior vice-president-operations of Allen Canning Co. from 1974 until his retirement in 2002. As senior vice-president of operations with Allen Canning Co., he was responsible for the operation of twelve plants with plant managers and raw product procurement managers, as well as special projects engineering, reporting to him. He has a vast amount of knowledge in all phases of manufacturing including infrastructure, building, equipment, and engineering; with a focus on the full production arena from product procurement through the production process. Mr. Robason is a graduate of West Texas State University. He has served on Allen Canning’s executive committee and profit sharing/retirement plan committee in addition to his operations responsibilities.

Michael M. Tull has served on the board of directors of the Company since December 1998. Mr. Tull has served since 1990 as the president and majority owner of Tull Sales Corporation, a manufacturer’s representative company, which professionally represents eight manufacturing companies and is responsible for the sales and marketing of those companies’ window and door related components in the southeastern United States. Mr. Tull serves on boards of several closely held family businesses. Additionally, he is a board of director member of Greenstone, Inc. and the National Wild Turkey Federation, which is one of the largest North American conservation organizations.

Joe G. Brooks, Stephen W. Brooks, and J. Douglas Brooks are brothers and are sons of Marjorie S. Brooks, the Company’s largest stockholder and a director. There are no other familial relationships between the current directors and executive officers.

Each of the Company’s directors has been elected to serve until the next annual meeting of stockholders or until their successors are elected and qualified. Officers serve at the discretion of the Board of Directors.

CORPORATE GOVERNANCE

Independence of Directors

The board of directors has determined that Jerry B. Burkett, Edward P. Carda, Tim W. Kizer, Peter S. Lau, and Sal Miwa are independent under the NASDAQ Stock Market’s (“NASDAQ”) corporate governance listing standards, and that Joe G. Brooks, chairman and CEO, Stephen W. Brooks, chief operating officer, Michael M. Tull and Jim Robason are not independent under such listing standards.

During fiscal 2007, the Company held eight executive sessions of the board of directors in which only independent members of the board were present. The chairpersons of the audit committee, compensation committee and nominating and corporate governance committee each presided over the meetings on a rotating basis.

Stockholder and Interested Parties Communications with the Board

Stockholders and other interested parties may contact any of the Company’s directors, a committee of the Board of Directors, the Board’s independent directors as a group or the Board generally, by writing to them at Advanced Environmental Recycling Technologies, Inc., c/o Corporate Secretary, at the address shown on the cover of this proxy statement. Stockholder communications received in this manner will be handled in accordance with procedures approved by the Board’s independent directors. The Company encourages, but does not require, directors to attend annual meetings of stockholders. All members of the board attended the Company’s 2007 stockholder meeting.

Board Meeting and Certain Committees Reports and Meetings

During the Company’s fiscal year ended December 31, 2007, the board of directors held eight meetings. All directors attended 75% or more of the total number of meetings of the board of directors and its committees on which he or she served.

From January 1, 2007 through July 19, 2007, the audit committee of the board of directors consisted of four independent directors under NASDAQ’s director and audit committee independence standards: Jerry B. Burkett, Melinda Davis (chairperson), Sal Miwa, and Edward P. Carda. On July 19, 2007, the Board appointed Melinda Davis, Ed Carda (chairperson), Jerry Burkett, and Peter Lau. The composition of the audit committee has not changed since July 19, 2007. The audit committee is directly responsible for the engagement of the Company’s independent accountants and is responsible for approving the services performed by the Company’s independent accountants and for reviewing and evaluating the Company’s accounting principles and its system of internal accounting controls. The audit committee met six times in 2007. Melinda Davis serves as the financial expert on the audit committee. Following the annual meeting, when Ms. Davis retires from the board of directors, it is anticipated that Mr. Carda will serve as the financial expert.

From January 1, 2007 through July 19, 2007, the compensation committee consisted of Samuel L. Milbank (chairperson), Sal Miwa and Edward P. Carda. On July 19, 2007, the Board appointed Ed Carda (chairperson), Sal Miwa, Tim W. Kizer, and Jim Robason to the committee. The composition of the compensation committee has not changed since July 19, 2007. The compensation committee establishes and administers the Company’s compensation plans on behalf of the board of directors and makes recommendations to the board of directors as to stock options, restricted stock awards or other awards granted thereunder and other compensation matters. The compensation committee met six times in 2007.

From January 1, 2007 through July 19, 2007, the nominating and corporate governance committee consisted of Jerry B. Burkett (chairperson), Melinda Davis, and Tim W. Kizer. On July 19, 2007, the Board appointed Sal Miwa (chairperson), Melinda Davis, Jerry Burkett, and Ed Carda to the committee. The composition of the nominating and corporate governance committee has not changed since July 19, 2007. The nominating and corporate governance committee evaluates the efforts of AERT and its board of directors to maintain effective corporate governance practices and identifies candidates for election to the board of directors. The nominating and corporate governance committee met four times in 2007.

The nominating and corporate governance committee believes that candidates for director should have certain minimum qualifications, including being able to read and understand financial statements and having the highest personal integrity and ethics. The committee also considers such factors as relevant expertise and experience, ability to devote sufficient time to the affairs of the Company, demonstrated excellence in his or her field, the ability to exercise sound business judgment and the commitment to rigorously represent the long-term interests of the Company’s stockholders. Candidates for director will be reviewed in the context of the current composition of the board, the operating requirements of the Company and the long-term interests of stockholders.

The nominating and corporate governance committee does not have a formal process for identifying and evaluating nominees for directors. Instead, it uses its network of contacts to identify potential candidates. The committee will conduct any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the board. The committee will meet to discuss and consider such candidates’ qualifications and then select a nominee for recommendation to the board by majority vote.

Although the nominating and corporate governance committee has not established procedures for considering nominees recommended by stockholders, the committee will consider director candidates recommended by stockholders, and those candidates will receive substantially the same consideration that candidates recommended by the nominating and corporate governance committee receive. Stockholders wishing to recommend director candidates for consideration by the committee may do so in writing to the corporate secretary by March 12, 2009, at least 120 days in advance of the date corresponding to the mailing of proxy materials for this annual meeting, giving the recommended nominee’s name, biographical data, and qualifications, accompanied by the written consent of the recommended nominee.

The charters of the audit, compensation, and nominating and corporate governance committees are available on the corporate website at www.aertinc.com. The Company has implemented a “Corporate Hotline” through which the audit committee, the board of directors, and the corporate compliance officer may be contacted, as appropriate. This service and number is available on our corporate website.

AUDIT COMMITTEE REPORT

The following report of the audit committee for fiscal year 2007 does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this report by reference therein.

The audit committee of the Company is composed of four non-employee directors, and each member of the committee is independent in accordance with the policy of the National Association of Security Dealers applicable to NASDAQ listed companies. The committee operates under a written charter adopted by the board of directors.

Management is responsible for the Company’s internal controls and the financial reporting process. The independent auditors are responsible for performing an independent audit of the Company’s financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The committee’s responsibility is to engage independent public accountants for the Company and to monitor and oversee the Company’s financial reporting process and report its findings to the board of directors.

The committee fulfills its responsibilities through periodic meetings with management and independent auditors. The committee reviewed and discussed with management and independent auditors the audited financial statements in the Company’s annual report on Form 10-K for the year ended December 31, 2007. The committee also discussed with the independent auditors matters required to be discussed by Statement on Auditing Standards No. 61. In addition, the committee has received and reviewed the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and has discussed with the auditors the auditor’s independence.

On the basis of these reviews and discussions, the audit committee recommended to the board of directors that the board approve the inclusion of the Company’s audited financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007, for filing with the Securities and Exchange Commission (“SEC”).

The audit committee has also considered whether the provision of non-audit services by the independent registered public accounting firm, Tullius Taylor Sartain & Sartain LLP (“TTS&S”), is compatible with maintaining auditor independence. TTS&S performed tax preparation services for the Company during 2007. No other non-audit related services were provided by TTS&S during 2007.

Submitted by the audit committee,

Jerry B. Burkett	Peter S. Lau	Edward P. Carda , Chairperson	Melinda Davis

COMPENSATION DISCUSSION AND ANALYSIS

Overview of Compensation Program

Our executive compensation program is designed to achieve our goal of attracting, developing and retaining business leaders who can drive financial and strategic growth objectives that are intended to maximize long-term stockholder value. Compensation levels are set to reflect competitive market practices, as well as company and individual performance. The Compensation Committee of the Board of Directors (the “Committee”) has established the following guiding principles for our executive compensation programs:

•	Competitiveness — All components of compensation should be set competitively as compared against appropriate peer companies so that we can continue to attract, retain and motivate high performing executive talent.

•	Pay for Performance — All components of compensation should be tied to the performance of the individual executive officer, his or her specific business unit or function, and AERT overall.

•	Accountability for Short- and Long-Term Performance — Annual performance bonuses and long-term incentives should reward an appropriate balance of short-and long-term financial and strategic business results, with an emphasis on managing the business for the long-term.

•	Alignment to Stockholders’ Interests — Long-term incentives should align decision making with the interests of our stockholders.

Compensation Philosophy and Objectives

Our executive compensation program is designed to:

•	Attract, motivate and retain executive officers who can make significant contributions to our long-term success;

•	Align the interests of executive officers with those of stockholders; and

•	Place a significant portion of an executive officer’s total compensation at risk by tying it to our financial performance.

Role of Executive Officers in Compensation Decisions

To assist them in making compensation decisions, the Committee reviews compensation tally sheets, prepared by management, which present comprehensive data on the total compensation and benefits package for each of our executive officers. These tally sheets include all obligations for present and projected future compensation, as well as analyses for hypothetical terminations and retirements to consider our obligations under such circumstances. Additionally, the Committee partially relies on recommendations by the CEO regarding compensation of the other executive officers and key management employees.

Setting Executive Compensation

The Committee strives to establish and periodically review AERT’s compensation philosophy and the adequacy of compensation plans and programs for directors, executive officers and other AERT employees and make recommendations to the Board of Directors regarding:

•	Compensation arrangements and incentive goals for executive officers and administration of the compensation plans and recommendations to the Board of Directors with respect thereto;

•	The performance of the executive officers and incentive compensation awards and adjustment of compensation arrangements as appropriate based upon performance;

•	Management development and succession plans and activities; and

•	The report on executive compensation for inclusion in AERT’s annual proxy statement in accordance with Securities Exchange Commission rules and regulations.

The primary components of our executive compensation programs are: base salary, discretionary awards, and long-term incentive awards.

Base Salary

Base salaries are generally targeted at the middle of the competitive marketplace (the “median”).

The “market rate” for an executive position is determined through an assessment by our human resources personnel under the guidance and supervision of the Committee. This assessment considers relevant industry salary practices, the position’s complexity, and level of responsibility, its importance to AERT in relation to other executive positions, and the competitiveness of an executive’s total compensation.

Subject to the Committee’s approval, the level of an executive officer’s base pay is determined on the basis of:

•	Relevant comparative compensation data; and

•	The Chief Executive Officer’s assessment (except with respect to himself) of the executive’s performance, experience, demonstrated leadership, job knowledge and management skills.

Discretionary Awards

The Committee may, at its discretion, authorize periodic cash awards to executives. Discretionary awards are designed to give the Committee the flexibility to provide incentives that are comparable to those found in the marketplace in which we compete for executive talent. In determining the extent and nature of discretionary awards, the Committee considers our cash flow, net income, progress toward short-term and long-term business objectives, and other competitive compensation programs.

When considering discretionary awards, the Committee identifies the employees who are eligible to participate and computes and certifies the size of the discretionary pool based on financial information supplied by our executive officers. The award made to each eligible participant is based on the opportunity level assigned to the participant and an assessment of his or her performance and the performance of their business unit versus corporate objectives.

Long-Term Incentive Awards

Long term executive incentives are designed to promote the interests of AERT and its stockholders by attracting and retaining eligible directors, executives and other key employees.

The Committee has the authority to determine the participants to whom awards shall be granted. The awards under our prior plans could be made in the form of stock options, restricted stock units, performance awards and other stock-based awards. Consistent with the views of the Board of Directors and the Committee that the interests of employees and directors are more likely to be aligned with stockholders to the extent that such employees and directors are stockholders of AERT, we have determined for the foreseeable future to provide incentive equity compensation in the form of restricted stock unit awards rather than options or other forms of equity compensation. The 2005 Key Associate and Management Equity Inventive Plan and the 2005 Non-Employee Director Equity Incentive Plan reflected this shift in compensation policy, as do the proposed 2008 plans submitted for approval at the annual meeting.

The Committee has reviewed and approved a compensation plan for our management and executives that is designed to reward focus on increasing throughputs, reducing costs, and increasing efficiencies. The equity incentive plans, which are administered by the Committee, gives us flexibility to provide incentives that are comparable to those found in the marketplace in which we compete for management and associate talent. In determining the extent and nature of awards, the Committee considers our cash flow, net income, progress toward short-term and long-term business objectives, and other competitive compensation programs.

2007 Executive Compensation Components

For the fiscal year ended December 31, 2007, compensation decisions focused on the key elements of the total direct compensation program for executive officers, which included base pay, discretionary incentive awards, and long-term incentives. Elements reviewed as part of the long-term incentives to executive officers included type and level of award distribution.

Chief Executive Officer Compensation

In determining CEO and other named executive officer compensation, the Committee considered:

•	AERT’s financial performance and peer group compensation data; and

•	In the case of all executive officers, leadership, decision-making skills, experience and knowledge; and in addition, for the CEO, communication with the Board of Directors and strategic recommendations, as well as AERT’s positioning for future performance.

The Committee considered many factors and did not place any particular relative weight on one over another, but our financial performance is generally given the most weight.

The Committee’s recommendations regarding CEO compensation and other related matters are reported to and approved by the Board of Directors. In the case of other named executive officers, the CEO makes recommendations regarding compensation to the Committee, and the Committee formulates its recommendations and brings them to the Board of Directors for approval.

For fiscal year ended December 31, 2007, the Committee did not grant any discretionary bonuses or long-term incentive awards, including to the CEO.

Tax and Accounting Implications

Deductibility of Compensation

Under Section 162(m) of the Internal Revenue Code, AERT may not deduct compensation in excess of $1,000,000 paid to AERT’s Chief Executive Officer or to any of the other named executive officers unless the compensation meets specific criteria for performance-based compensation. Awards under our short-term incentive compensation plan do not meet the criteria of being performance-based awards under Section 162(m) of the Internal Revenue Code of 1986, as amended, and, therefore, would not qualify as a deduction to the extent in excess of Section 162(m) limits. Certain awards under our long-term incentive plan, such as stock options or restricted stock unit awards, could satisfy the criteria of being performance based under Section 162(m) and therefore qualify as deductible under the Internal Revenue Code of 1986, as amended. Our historical levels of compensation have not been subject to Section 162(m) of the Internal Revenue Code of 1986. The Committee reserves the right to approve non-deductible compensation if the Committee believes it is in the best interests of AERT and our stockholders.

COMPENSATION COMMITTEE REPORT

The following report of the Committee for fiscal year 2007 does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this report by reference therein.

The Committee is responsible for administering incentive plans and reviewing and making recommendations to the Board of Directors with respect to the compensation of AERT executive officers and key employees.

The Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

THE COMPENSATION COMMITTEE

Edward P. Carda, Chairperson
Tim Kizer
Sal Miwa
Jim Robason

Employment Agreements

On March 3, 2008, the Company announced the appointment of Tim Morrison as its new president. The Company and Mr. Morrison agreed to a written agreement providing for an annual base salary of $200,000, and an annual bonus of 25% to 100% of his base salary depending on the achievement of performance measures to be established from time to time by the Company’s compensation committee. He is being provided a moving allowance of up to $50,000. Additionally, Mr. Morrison will be granted 150,000 shares of restricted stock each year over the next three years, contingent upon the achievement of performance measures to be established from time to time by the Company’s compensation committee. The stock vests at 25% per year over a four year period.

As part of Mr. Morrison’s employment agreement he will receive an amount equal to three times his previous year’s annual salary and bonus if there is a change in control of ownership of AERT within the first three years of his employment. Additionally, if he is terminated without cause within the first three years of his employment, he will receive 18 months of pay based on his previous year’s annual salary and bonus.

The Company has no other written employment agreements with its key executives.

DIRECTOR COMPENSATION

Directors who are also employees of AERT are not entitled to any additional compensation by virtue of service as a director, except for reimbursement of any specific expenses attributable to such service. In 2007, non-employee directors received annual compensation for board service of $15,000 in cash plus annual restricted stock unit awards of shares with a market value of $30,000 measured on an average closing sale price basis over a 50-business day period preceding the award. Newly elected directors are initially granted restricted stock units equal to a prorated portion of the yearly award based on their period of service in their initial fiscal year as a director. Such restricted stock unit awards vest over a three-year period, with 20% of a particular award vesting on the first anniversary thereof, an additional 30% of such award (50% cumulatively) vesting on the second anniversary of the award, and the 50% balance of the award vesting on the third anniversary of the award. In addition, non-employee board committee members received annual cash compensation as follows: audit committee: $8,000 (chairperson) and $3,000 (other members); compensation committee: $5,000 (chairperson) and $3,000 (other members); and nominating committee: $4,000 (chairperson) and $2,000 (other members). Directors are also reimbursed for out-of-pocket expenses in connection with their attendance at meetings.

Director Compensation in 2007

					Change in Pension
					Value and
	Fees Earned			Non-Equity	Nonqualified
	or Paid in	Stock	Option	Incentive Plan	Deferred	All Other
	Cash	Awards(1)	Awards	Compensation	Compensation	Compensation		Total
Name	($)	($)	($)	($)	Earnings	($)		($)

Marjorie S. Brooks	15,000	26,500	—	—	—	—		41,500
Jerry B. Burkett	21,000	26,500	—	—	—	—		47,500
Edward P. Carda	25,500	19,500	—	—	—	—		45,000
Melinda Davis	22,500	26,500	—	—	—	—		49,000
Tim W. Kizer	18,000	19,500	—	—	—	—		37,500
Samuel L. Milbank	5,000	4,000	—	—	—	—		9,000
Sal Miwa	21,000	26,500	—	—	—	—		47,500
Peter S. Lau	11,750	3,000	—	—	—	—		14,750
Jim Robason	15,000	26,500	—	—	—	83,000	(2)	124,500
Michael M. Tull	15,000	26,500	—	—	—	—	(3)	41,500

(1)	The grant date fair value of non-employee director restricted stock awards in 2007 was $26,532 for each director listed in the above table.

(2)	The amount for Mr. Robason consists of consulting fees for construction management and operational consulting services.

(3)	In addition, a company owned by Mr. Tull was paid $697,540 for services in 2007 as an outside sales representative.

(4)	At December 31, 2007, the aggregate number of options outstanding for each director was as follows: Marjorie S. Brooks — 150,000; Jerry B. Burkett — 150,000; Melinda Davis — 75,000; Samuel L. Milbank — 75,000; Sal Miwa — 150,000; Peter S. Lau — 25,000; Jim Robason — 25,000; Michael Tull — 100,000.

(5)	At December 31, 2007, the aggregate number of stock grants outstanding for each director was as follows: Marjorie S. Brooks — 39,765; Jerry B. Burkett — 39,765; Edward P. Carda — 38,363; Melinda Davis — 39,765; Tim W. Kizer — 38,363; Sal Miwa — 39,765; Peter S. Lau — 14,516; Jim Robason — 39,765; Michael Tull — 39,765.

EXECUTIVE OFFICER COMPENSATION

The following table sets forth the aggregate compensation we paid during the three years ended December 31, 2007, to the chief executive officer, to the chief financial officer and to each of our next three most highly compensated executive officers whose total compensation in 2007 exceeded $100,000.

Summary Compensation Table

							Change in
							Pension Value
							and Nonqualified
						Non-Equity	Deferred
				Stock	Option	Incentive Plan	Compensation	All Other
		Salary	Bonus	Awards	Awards	Compensation	Earnings	Compensation*	Total
Name and Principal Position	Year	($)	($)	($)	($)	($)	($)	($)	($)

Joe G. Brooks	2007	190,000	—	—	—	—	—	16,275	206,275
Chairman, Chief Executive	2006	190,000	60,000	—	—	—	—	13,162	263,162
Officer and President	2005	165,625	170,000	—	—	—	—	12,786	348,411
Robert A. Thayer	2007	140,000	—	—	—	—	—	16,660	156,660
Senior Vice President and	2006	140,000	30,000	—	—	—	—	18,065	188,065
Chief Financial Officer	2005	132,500	85,000	—	—	—	—	—	217,500
Stephen W. Brooks	2007	110,000	—	—	—	—	—	2,438	112,438
Vice Chairman and	2006	110,000	40,000	—	—	—	—	—	150,963
Chief Operating Officer	2005	76,423	75,000	—	—	—	—	—	151,423
Jim Precht	2007	130,000	—	—	—	—	—	17,800	147,800
Senior Vice President —	2006	130,000	20,000	—	—	—	—	17,885	167,885
Sales and Marketing	2005	122,500	70,000	—	—	—	—	18,697	211,197
J. Douglas Brooks	2007	115,000	—	—	—	—	—	1,740	116,740
Senior vice President	2006	111,558	15,000	—	—	—	—	—	128,324
	2005	102,500	15,000	—	—	—	—	—	117,500

*	The 2007 amounts for Joe G. Brooks, Robert A. Thayer and Jim Precht include a company provided vehicle and a non-accountable expense allowance of $12,000. Additionally, the amount for Mr. Thayer includes an amount for company provided housing. The 2007 amounts for Stephen W. Brooks and J. Douglas Brooks represent the value of a company provided vehicle.

Outstanding Equity Awards at 2007 Calendar Year End

	Option Awards					Stock Awards
								Equity	Equity
								Incentive	Incentive Plan
			Equity Incentive					Plan Awards:	Awards:
			Plan Awards:				Market	Number of	Market or
	Number of	Number of	Number of			Number of	Value of	Unearned	Payout Value
	Securities	Securities	Securities			Shares or	Shares or	Shares, Units	of Unearned
	Underlying	Underlying	Underlying			Units of	Units of	or Other	Shares, Units
	Unexercised	Unexercised	Unexercised	Option		Stock That	Stock That	Rights That	or Other Rights
	Options	Options	Unearned	Exercise	Option	Have not	Have not	Have not	That Have not
	(#)	(#)	Options	Price	Expiration	Vested	Vested	Vested	Vested
Name	Exercisable	Unexercisable	(#)	($)	Date	(#)	($)	(#)	($)

Robert A. Thayer	190,000	—	—	1.11	10/14/08	—	—	—	—
Jim Precht	100,000	—	—	1.25	2/1/11	—	—	—	—
	100,000	—	—	1.75	2/1/11	—	—	—	—
	100,000	—	—	2.25	2/1/11	—	—	—	—
	100,000	—	—	2.75	2/1/11	—	—	—	—

Option Exercises and Stock Vested in 2007

	Option Awards		Stock Awards
	Number of		Number of
	Shares	Value	Shares	Value
	Acquired on	Realized on	Acquired on	Realized on
	Exercise	Exercise	Vesting	Vesting
Name	(#)	($)	(#)	($)

Joe G. Brooks(1)	246,667	213,425	—	—
Stephen W. Brooks(2)	500,000	516,250	—	—
J. Douglas Brooks(3)	100,000	88,750	—	—

(1)	Joe G. Brooks exercised 46,667 options on May 30, 2007 at an exercise price of $0.46875 when the market price was $1.41. He exercised 200,000 options on May 30, 2007 at an exercise price of $0.5625 when the market price was $1.41.

(2)	Stephen W. Brooks exercised 500,000 options on April 5, 2007 (150,000 at an exercise price of $0.375, 100,000 at an exercise price of $0.46875, and 250,000 at an exercise price of $0.5625) when the market price was $1.52.

(3)	J. Douglas Brooks exercised 100,000 options on March 23, 2007 at an exercise price of $0.5625 when the market price was $1.45.

Equity Compensation Plan Information

The following table provides information as of December 31, 2007, regarding shares outstanding and available for issuance under our existing stock option plans.

Number of
Securities to
	Be Issued	Weighted Average Exercise
	Upon Exercise	Price of	Number of
	of Outstanding	Outstanding Options,	Securities Remaining
	Options, Warrants	Warrants and	Available for
Plan Category	and Rights	Rights	Future Issuance

Equity compensation plans approved by security holders	1,521,500	$1.59	—
Equity compensation plans not approved by security holders	—	—	—

Total	1,521,500	$1.59	—

Compensation Committee Interlocks and Insider Participation

The board of directors, as a whole, reviews, and acts upon personnel policies and executive compensation matters, based upon recommendations of the compensation committee. Joe G. Brooks and Stephen W. Brooks serve as executive officers of AERT; however, such individuals do not participate in compensation decisions or in forming compensation policies in which they have a personal interest or in any deliberations of the board of directors concerning such matters, nor do they vote on any such matters, although Messrs Joe G. and Stephen W. Brooks did participate in compensation deliberations and decisions with respect to other executive officers.

Limited Liability of Officers and Directors

The Delaware Supreme Court has held that a directors’ duty of care to a corporation and its stockholders requires the exercise of an informed business judgment. Having become informed of all material information reasonably available to them, directors must act with requisite care in the discharge of their duties. The Delaware general corporation law permits a corporation through its certificate of incorporation to exonerate its directors from personal liability to the corporation or its stockholders for monetary damages for breach of the fiduciary duty of care as a director, with certain exceptions. The exceptions include a breach of the directors’ duty of loyalty, acts or omissions not in good faith or which involve intentional misconduct or knowing violations of law, improper declarations of dividends and transactions from which the directors derived an improper personal benefit. Our certificate of incorporation exonerates its directors, acting in such capacity, from monetary liability to the extent permitted by this statutory provision. The limitation of liability provision does not eliminate a stockholder’s right to seek non-monetary, equitable remedies such as injunction or rescission to redress an action taken by directors. However, as a practical matter, equitable remedies may not be available in all situations and there may be instances in which no effective remedy is available.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires AERT’s executive officers and directors, and persons who own more than ten-percent of a registered class of the Company’s securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission and National Association of Securities Dealers. Officers, directors and greater than ten-percent stockholders are required by SEC regulation to furnish the Company with copies of all forms filed pursuant to Section 16(a). Based on a review of the copies of such forms received by it and written representations from certain reporting persons that no Forms 4 or Forms 5 were required for those persons, the Company believes that during the fiscal year ended December 31, 2007; all Section 16(a) filing requirements were met, except as follows: Each of the directors, with the exception of Joe Brooks, Peter Lau and Stephen Brooks, failed to file one Form 4 for one transaction related to the issuance of common stock upon the vesting of restricted stock awards. Peter Lau, director, failed to file a Form 3 upon being appointed a director of AERT. The Company was authorized and given the responsibility by its directors and officers to file for each of them the necessary Form 3 and Form 4 reports with the SEC, and the Company was at fault for the late filings listed above. The Company is coordinating with the appropriate directors to file the necessary reports on Form 5.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

From time to time, the Company may enter into transactions with related parties. In reviewing a transaction or relationship, the Board as a whole, with the interested parties recusing themselves, will take into account, among other factors it deems appropriate, whether the transaction is on terms no more favorable than to an unaffiliated third party under similar circumstances, as well as the extent of the related party’s interest in the transaction. For each of the following related party transactions, the Board determined that the transaction was negotiated at arms length and on no more favorable terms than to an unaffiliated party.

Lease

In December 2007, we entered into a 20-year lease for an existing 16 building complex on 60 acres in Adair County, Oklahoma near the town of Watts for construction of a waste plastic washing, recycling, and reclamation facility. The property is being leased from a corporation controlled by Marjorie S. Brooks, one of our directors and our largest stockholder, with payments of .0075 cents per pound of plastic recycled, commencing on January 1, 2009 on a pounds of production, or net throughput of recycled plastic produced, basis with a minimum rent of $1,000 per month. The throughput or production rent is due quarterly and is capped throughout the term of the lease, not to exceed $450,000 per year.

Beginning in 2011, from January 1 to March 1, for a 60-day period and every three years thereafter, we shall have the right to purchase at fair market value the site and any of the 891 acres of adjoining property required for the operation of its facility.

Commissions

We employ the services of a related party, Tull Sales, Inc., as an outside sales representative. Tull Sales is owned by Michael M. Tull, one of our directors. We incurred commission costs in 2007 for services performed by Tull Sales in the amount of $679,390.

Loan Guarantee Fees

Ms. Brooks guarantees the payment of our $15 million line of credit and $4 million of our industrial development bonds. We recorded loan guarantee fees of $239,313 in 2007 to compensate Ms. Brooks for her guarantees.

Debt

In 2007, we received a loan in the amount of $750,000 from Brooks Investment Company (BIC), which is controlled by Ms. Brooks. The interest rate on loans outstanding to BIC during 2007 was 9.25%. During 2007, we made payments to BIC in the amount of $1,750,000 for the principal portion of loans and $32,124 for interest. There were no loans outstanding from BIC at December 31, 2007.

Raw Material Purchases

During 2007, we purchased approximately $1,113,000 in plastic and wood fiber through BIC, and paid approximately $17,000 in interest related to those purchases.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Fees

The information below sets forth the fees charged by Tullius Taylor Sartain & Sartain LLP during 2007 and 2006 for services provided to us in the following categories and amounts:

	2007	2006

Audit fees	$223,900	$215,000
Audit-related fees	10,000	10,000
Tax fees	12,300	12,300
All other fees	—	—

	$246,200	$237,300

Audit fees include amounts charged for the audit of the financial statements and internal control over financial reporting as of and for the year ended December 31, 2007, along with fees for the review of the financial statements for the quarters ended March 31, 2007; June 30, 2007; and September 30, 2007; and fees for post-audit reviews for registration statement filings.

Audit-related fees include the audit of the financial statements of the AERT 401(k) Plan as of and for the year ended December 31, 2006.

Tax fees were paid primarily for preparation of federal and state tax returns, along with consulting services related to certain tax issues.

Pre-Approval Policy

All of TTS&S’s fees for 2007 and 2006 were pre-approved by the audit committee through a formal engagement letter with TTS&S. The audit committee’s policy is to pre-approve all services by AERT’s independent accountants.

Item 1:  Election of Directors

The Company currently has eleven directors, nine of which are to be elected by the holders of shares of outstanding Class A and Class B common stock and Series B preferred stock voting together as a single class. Two directors, Marjorie S. Brooks and Melinda Davis, will be retiring from the board of directors effective July 24, 2008, the date of the annual meeting of stockholders. To be elected, each director must receive a plurality of the votes cast at the annual meeting. All directors serve for a term of one year and until their successors are duly elected and qualified. Each outstanding share of Class A common stock entitles the holder thereof to one vote with respect to the election of each of the nine director positions to be filled, each outstanding Class B common stock entitles the holder thereof to five votes with respect to the elections of each of the nine director positions to be filled and each outstanding share of Series D preferred stock is entitled to a number of votes equal to the number of common shares into which it is then convertible (currently 10 votes per share of Series D preferred stock) with respect to the election of each of the director positions to be filled.

The enclosed form of proxy provides a method for stockholders to withhold authority to vote for any one or more of the nominees for director while granting authority to vote for the remaining nominees. If you wish to grant authority to vote for all nominees, check the box marked “FOR”. If you wish to withhold authority to vote for all nominees, check the box marked “WITHHOLD”. If you wish your shares to be voted for some nominees and not for one or more of the others, check the box marked “FOR” and indicate the names(s) of the nominee(s) for whom you are withholding the authority to vote by drawing a line through the name(s) of such nominee(s). If you withhold authority to vote your shares, such vote will be treated as an abstention and, accordingly, your shares will neither be voted for or against a director but will be counted for quorum purposes.

The nine nominees for director are:  Joe G. Brooks, Stephen W. Brooks, Jerry B. Burkett, Edward P. Carda, Tim W. Kizer, Peter S. Lau, Sal Miwa, Jim Robason and Michael M. Tull. All of the directors are presently serving as directors of the Company. Currently, Joe G. Brooks is chairman, chief executive officer and president, and Stephen W. Brooks is vice-chairman of the board and chief operating officer.

THE BOARD UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE IN FAVOR OF THE NINE NOMINEES NAMED ABOVE. PROXY CARDS EXECUTED AND RETURNED WILL BE SO VOTED UNLESS CONTRARY INSTRUCTIONS ARE INDICATED THEREON.

In the event one or more nominees become unavailable for election, votes will be cast, pursuant to authority granted by the enclosed proxy, for such substitute nominees as may be designated by the board of directors. The board of directors has no reason to believe that any nominee will be unable to serve, if elected.

Item 2:  Ratification of Appointment of Independent Registered Public Accounting Firm

Introduction

Subject to ratification by the stockholders, the board’s audit committee has selected Tullius Taylor Sartain & Sartain LLP to be AERT’s independent registered public accounting firm for the Company’s fiscal year ending December 31, 2008. TTS&S has acted as the Company’s independent registered public accounting firm since 2001. The audit committee may terminate the appointment of TTS&S as independent registered public accounting firm without stockholder approval whenever the audit committee deems necessary or appropriate.

Representatives of TTS&S are expected to attend the annual meeting. They will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from stockholders.

Required Vote

Ratification of the appointment of the independent registered public accounting firm requires the affirmative vote of a majority of the voting power present (in person or by proxy) and entitled to vote at the meeting. In the event that the Company’s stockholders fail to ratify the appointment of TTS&S, the selection of the Company’s independent registered public accounting firm will be submitted to the Company’s audit committee for reconsideration.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM. PROXY CARDS EXECUTED AND RETURNED WILL BE SO VOTED UNLESS CONTRARY INSTRUCTIONS ARE INDICATED THEREON.

Item 3:  Approval of the possible issuance of common stock equal to 20% or more of the common stock outstanding before an October 2007 private placement for less than the greater of book or market value of the stock

On October 29, 2007, we issued and sold warrants exercisable for 3,787,880 shares of our common stock (exercisable through October 29, 2012 at an exercise price of $1.38 per share, subject to adjustment) and 757,576 shares of Series D convertible preferred stock for an aggregate purchase price of approximately $10 million. We are seeking approval for the corresponding issuance of shares of our common stock for the payment of dividends on the shares of convertible preferred stock or upon the conversion of such convertible preferred stock or the exercise of the accompanying warrants (the “Transactions”). If Item 3 is not approved at this meeting, the Company would be required to resubmit such matter for stockholder approval every four months thereafter until approval is obtained or the preferred stock is no longer outstanding.

Background

On October 29, 2007, we entered into a Series D Convertible Stock Purchase Agreement. Pursuant to the terms of the Stock Purchase Agreement, we issued and sold 757,576 shares of newly established Series D Convertible preferred stock at a price per share of $13.20, for aggregate gross proceeds of approximately $10 million.

NASDAQ Marketplace Rule; Stockholder Approval

We are subject to the Marketplace Rules of the Nasdaq Stock Market because our common stock is listed on The Nasdaq Capital Market. Nasdaq Marketplace Rule 4350(i)(1)(D)(ii) requires stockholder approval of any sale, issuance or potential issuance of common stock (or securities convertible into or exercisable for common stock) equal to 20% or more of the common stock outstanding or 20% or more of the voting power outstanding before such issuance for a price less than the greater of book or market value of the common stock at the time of such issuance. Although the Series D preferred stock and related warrants were issued at a conversion price and exercise price of 105% and 110%, respectively, of the volume-weighted average price of our common stock over a 30-day period prior to the closing of that transaction, and at a premium to our then book value as of October 29, 2007 of $0.55 per share, the Nasdaq rule requires stockholder approval in such circumstances if as a result of anti-dilution adjustments the conversion price of the Series D preferred stock or the warrant exercise price could ever be adjusted to a level that would be below the fair market value at the date of issuance. Because the Series D preferred stock and the warrants are subject to “full ratchet” anti-dilution adjustments for a period of two years following the sale, and a “partial ratchet” anti-dilution adjustment thereafter, it is possible that the conversion price over time could be adjusted to a price below the market price at date of issue, and the Nasdaq rule treats such a potential below-market adjustment as implicating the approval requirements of Rule 4350(i)(1)(D)(ii).

If this proposal is approved, the number of shares of our common stock issuable upon conversion of the Series D convertible preferred stock (subject to appropriate adjustment in the event of any stock dividend, stock split, stock distribution or combination, subdivision, reclassification or other corporate action) and the exercise of the corresponding warrants would total approximately 20.1% of our outstanding common stock (based on the number of shares of our Class A common stock currently outstanding, including the convertible preferred stock on an as converted basis and the warrants as exercised). If both Class A and Class B common stock currently outstanding are taken into account, the number of shares of our common stock issuable upon conversion of the convertible preferred stock (subject to appropriate adjustment in the event of any stock dividend, stock split, stock distribution or combination, subdivision, reclassification or other corporate action) and the exercise of the corresponding warrants would be approximately 19.6% of our outstanding common stock (based on the number of shares of our Class A and Class B common stock currently outstanding, including the convertible preferred stock on an as converted basis and the warrants as exercised). Not included in the calculations above are Class A common shares that could be issued in payment of dividends on the Series D preferred stock in lieu of paying cash, which is at the Company’s option.

As a result of these factors, the Stock Purchase Agreement and related documents were structured to require stockholder approval of the Transactions and accordingly, we are now seeking such stockholder approval.

Summary of the Preferred Stock Financing

The terms of the Stock Purchase Agreement and the Series D Convertible preferred stock are complex and are only summarized below. Although this proxy statement contains a summary of the material terms of the Stock Purchase Agreement and the convertible preferred stock, stockholders can find further information about the Stock Purchase Agreement and the rights of the Convertible preferred stock in the current report on Form 8-K we filed with the Securities and Exchange Commission (the “SEC”) on November 1, 2007 and in the preferred stock financing documents filed as exhibits to such report. For more information about accessing this current report on Form 8-K and the other information we file with the SEC, see “Additional Information Available” below.

Stock Purchase Agreement

We entered into a Stock Purchase Agreement on October 29, 2007, pursuant to which we issued and sold 757,576 shares of newly established Series D Convertible preferred stock at a price per share of $13.20 and 3,787,880 warrants, for aggregate gross proceeds of approximately $10 million. The Stock Purchase Agreement and the transactions consummated in connection therewith are described below.

Representations and Warranties.  In the Stock Purchase Agreement, we made customary representations and warranties relating to us, our business and the issuance of the convertible preferred stock and agreed to indemnify the purchasers for breaches of our representations, warranties or covenants in certain circumstances.

Subscription Rights.  Pursuant to the Stock Purchase Agreement, for a period of one year following the closing date of the Stock Purchase Agreement, the purchasing stockholders will have subscription rights with respect to future issuances by us of common stock or any equity or debt securities convertible, exercisable, or exchangeable into common stock, subject to certain exceptions. If we determine to issue any such securities not subject to such exceptions, then we must provide notice and an offer to sell the securities to the purchasing stockholders on the same terms as we propose to sell such securities to other investors a pro rata amount of such securities, based on its percentage ownership of the outstanding common stock, calculated as if all shares of convertible preferred stock (including any dividends thereon) had been converted into shares of common stock immediately following the original issuance of the convertible preferred stock.

Terms of the Convertible Preferred Stock

General.  The Series D convertible preferred stock is a series of our authorized preferred stock. The rights, preferences and privileges of the convertible preferred stock are set forth in the Certificate of Designation of Relative Rights and Preferences of the Series D Convertible Preferred Stock of Advanced Environmental Recycling Technologies, Inc. (the “Certificate of Designation”). Pursuant to the Certificate of Designation, 788,182 shares of preferred stock were authorized as Series D convertible preferred stock.

Rank and Voting.  Pursuant to the Certificate of Designation, the convertible preferred stock ranks senior to our Class A and Class B common stock and each other class of our equity securities with respect to dividend rights and rights upon liquidation, winding up or dissolution. In addition to separate protective voting rights as to certain customary matters, the holders of the convertible preferred stock are entitled to vote on an as-converted basis together with the holders of our common stock on all other matters submitted to a vote of our stockholders.

Dividends.  Beginning on the issuance date, and for so long as the convertible preferred stock remains outstanding, the holders of convertible preferred stock are entitled to receive, in preference to our common stock and each other class of our equity securities, cumulative dividends at an annual rate of 8% of the stated value of $13.20, payable quarterly. Such dividends will continue to be payable until the shares of convertible preferred stock are converted for shares of common stock, the shares of convertible preferred stock are redeemed by us, upon a liquidation or change in control of AERT, or when the convertible preferred stock is otherwise acquired by us. For the first two quarters following the closing, we were entitled to pay and did pay, dividends in additional shares of convertible preferred stock. Beginning in the third quarter following the closing, dividends may be paid in either cash or in registered shares of common stock, at our option.

Conversion of Shares.  Upon the approval of the conversion of shares by the holders of our common stock, each share of convertible preferred stock may, at the holder’s option, be converted into 10 shares of common stock

(subject to appropriate adjustments for stock splits, stock dividends, mergers, reclassifications, issuances of additional shares at a price less than the then applicable conversion price and the like). Upon any such conversion, all accrued but unpaid dividends (whether or not declared) on the convertible preferred stock, if any, will be paid either in shares of common stock or in cash.

Liquidation Preference.  For so long as the convertible preferred stock remains outstanding, upon any voluntary or involuntary liquidation, dissolution or winding up of AERT, the holders of the convertible preferred stock will have the right to receive, before any payments are made to the holders of our common stock or any other class of junior stock, an amount per share equal to 200% of the stated value per share of the convertible preferred stock plus any accrued and unpaid dividends and liquidated damages. Any consolidation, merger, or sale of all or substantially all of our assets will not be considered a liquidation and the holders of convertible preferred stock shall retain their relative powers, designations, and preferences.

Redemption.  In the event of certain mergers, consolidations or other business combinations to which the Company is a party, the holders of the Series D preferred stock will be entitled at their option to have such preferred stock redeemed at 100% of its stated value plus accrued dividends. In the event of certain specified “triggering events” such as a lapse of the registration statement, suspension of its listing, deregistration under the Exchange Act, completion of a going private transaction, failure to comply with certain conversion procedures and timing, or breaches of the Company’s representations , covenants and other obligations to the investors (although not a mere failure of the Company’s stockholders to approve the transaction for purposes of Nasdaq Market Place Rule 4350(i)(1)(D)(ii)), the holders of the Series D preferred stock will be entitled at their option to have such preferred stock redeemed at 120% of the stated value plus accrued dividends. In the event holders elect such a redemption in the case of a major transaction or triggering event, the Company has the option to make the redemption payment in either cash or stock, valued at the lesser of the conversion price or the then-current 30-day volume-weighted average price of the common stock. Also in the event of such a merger, consolidation or business combination, the Company will have the option to redeem the Series D preferred stock at an amount equal to the liquidation preference plus any accrued and unpaid dividends and liquidated damages, if any.

“Blocker” Provision.  The Certificate of Designation and the warrants contain “blocker” provisions prohibiting the conversion of the preferred shares or the exercise of the warrants if as a result an investor or its affiliates would beneficially own in excess of 4.99% of our outstanding common stock. The “blocker” provision may be waived by the investor upon 61 days prior written notice.

Registration Rights Agreement

In connection with the sale of convertible preferred stock, we entered into a Registration Rights Agreement dated October 29, 2007, pursuant to which we granted certain registration rights for the common stock received upon the conversion of the convertible preferred stock, the common stock issuable upon the payment of common stock dividends on the convertible preferred stock, and the common stock issuable upon the exercise of warrants accompanying the shares of convertible preferred stock.

Pursuant to the Registration Rights Agreement, we agreed to use our best efforts to (i) file a registration statement with the SEC for the resale of the common stock underlying the Series D preferred stock and the warrants within 30 days following the closing, and (ii) cause such registration statement to become effective within 120 days after closing. If the registration statement was not filed within 30 days after closing or declared effective within 120 days after closing, we were required to pay the holders of convertible preferred stock liquidated damages of 1.5% of the amount invested for an initial 30-day period and 1.0% of the amount invested for each 30-day period thereafter until the registration statement is filed or effective, as the case may be. In addition, for certain delays in processing a trade or the reissuance of stock certificates, we could be liable for additional partial liquidated damages of between $10-20 per trading day per $2,000 of securities so delayed, subject to a cap so that such damages will not exceed 1.5% of the stated value of the preferred stock held by the investor affected by such delays during any 30 day period.

The required registration statement on Form S-3 has yet to become effective. Because the Company was unable to cause the registration statement to become effective prior to February 14, 2008, the effectiveness of the registration statement had to be delayed until the Company could complete its Form 10-K and audited financials for the fiscal year ended December 31, 2007 and resolve certain other comments with the staff of the Commission and as a result liquidated damages amounting to approximately $418,000 under the foregoing provisions have accrued as of June 16, 2008.

Consequences if Item 3 is Approved

Rights of Holders; Registration Rights; Subscription Rights.  If the Transactions are approved, and the purchasers convert their shares of Convertible preferred stock into shares of common or exercise their warrants, the rights and privileges associated with the common stock issued as a result of the consummation of the Transactions will be identical to the rights and privileges associated with the common stock held by our existing common stockholders, including voting rights, except that holders of the common stock issued in the conversion of the convertible preferred stock will have the registration rights described under “Registration Rights Agreement” above, and the holders of convertible preferred stock will, for the remainder of the one year period, have the subscription rights.

Dilution.  If the Transactions are approved, we may issue up to a total of 11,669,700 shares of common stock (subject to appropriate adjustment in the event of any stock dividend, stock split, stock distribution or combination, subdivision, reclassification or other corporate action having the similar effect with respect to our common stock or issuances of additional shares at a price less than the then applicable conversion price), which will represent approximately 19.6% (including shares of Class B common) or 20.1% (excluding shares of Class B common) of the total number of shares of common stock outstanding immediately after giving effect to the Transactions. As a result, our existing stockholders will incur dilution to their voting and economic interests and will own a smaller percentage of our outstanding common stock.

Required Vote and Recommendation of Our Board of Directors

The affirmative vote of the holders of a majority of the shares of Class A common stock, Class B common stock and Series D preferred stock present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to approve the Transactions described in this Item 3.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ITEM 3.

Item 4:  To amend the Certificate of Designation to change the voting rights of the Company’s Series D preferred stock to conform such voting rights to the policies of the NASDAQ stock market

On October 29, 2007, we issued and sold warrants and shares of Series D convertible preferred stock. We are seeking approval to amend the general voting rights of the holders of Series D preferred stock as provided in the Certificate of Designation in order to comply with the listing conditions applicable to the Company under Nasdaq Rule 4351 dealing with voting rights, which has the effect of restricting the voting rights of convertible preferred stock that votes with the common stock on a customary “as converted” basis to that number of votes to which such preferred stock would be convertible based upon a conversion price that does not exceed the market price of the common stock prevailing at the time of its initial issuance. On January 23, 2008, all of the holders of Series D preferred stock consented to this change, but because the amendment to the Certificate of Designation is a charter document and in the absence of a charter provision conferring authority upon the Company to make such changes by agreement with the affected preferred holders, Delaware corporate law requires the approval of stockholders therefor.

The Certificate of Designation as originally filed by the Company provides that each share of Series D preferred stock is entitled to a number of votes equal to the number of shares of common stock into which it is convertible. Each share of Series D preferred stock was by its terms initially convertible into a number of shares of common stock based upon a conversion price of $1.32, equal to 105% of the volume weighted average price (“VWAP”) of the Company’s common stock for the 30 days immediately preceding the sale of such preferred stock (the “conversion price”) and so was, and currently is, entitled to 10 votes per share of Series D preferred stock outstanding. The conversion price is subject to adjustment if the Company issues or sells or is deemed to have issued or sold any shares of common stock, preferred stock, options, warrants or convertible securities, other than certain categories of stock specifically exempted in the certificate of designation, at a purchase price, conversion price or exercise price per share less than the then applicable conversion price (the “Anti-dilution Provision”). Thus, if such an adjustment were to occur, a share of preferred stock would be entitled to more than 10 votes.

Nasdaq informed the Company on January 2, 2008, after the preferred stock issuance, that it believes that the preferred stock as initially issued under the Certificate of Designation would be a second class of voting stock that violates Nasdaq Marketplace Rule 4351 with respect to voting rights. This Rule will not permit a share of preferred stock to entitle its owner to more votes on an “as converted” basis than the number of votes to which such preferred stock would be convertible based upon a conversion price that does not exceed the market price of the common stock prevailing at the time of its initial issuance. The original per share purchase price of the preferred stock was $13.20 and the closing price of the common stock as reported on the Nasdaq SmallCap Market was $1.21 on the date the preferred stock was issued (and the limitation amount was adjusted to $1.2725 under Nasdaq policies assigning value to the warrants). Accordingly, under Rule 4351, a share of the Series D preferred stock would be entitled to no more than 10.37 votes ($13.20 divided by $1.2725).

As such, on January 23, 2008, the holders of the Series D Preferred Stock consented to the following amendment to Section 3(b) of the Certificate of Designation to add the “lesser of” and clause (ii) provisions to the voting formula:

(b) General Voting Rights.  For purposes of determining the shares entitled to vote at any regular, annual or special meeting of stockholders of the Company, the holder of each share of Preferred Stock shall be entitled to the number of votes equal to the lesser of: (i) the number of shares of Common Stock into which such share of Preferred Stock could be converted, and (ii) the number of shares of Common Stock into which such holder’s Preferred Stock would be convertible if the conversion price on the record date for the vote or consent of stockholders is deemed to be $1.2725, the closing price of the Company’s Common Stock as of October 29, 2007 (the date of issuance of the Preferred Stock), as adjusted for any stock dividend, stock split, stock combination, reclassification or similar transaction. In any such event, the holders of Preferred Stock shall have voting rights and powers equal to the voting rights and powers of the Common Stock (except as otherwise expressly provided herein or as required by law, voting together with the Common Stock as a single class). The holders of Preferred Stock shall be entitled to notice of any stockholders’ meeting in accordance with the bylaws of the Company. Fractional votes shall not, however, be permitted and any fractional voting rights resulting from the above formula (after aggregating all shares into which shares of Preferred Stock held by each holder could be converted) shall be rounded to the nearest whole number (with one-half being rounded upward).

Effect of Amendment

The effect of the Amendment for which stockholder approval is sought pursuant to this Item will be to cap the voting rights of the holders of preferred stock on an “as converted” basis regardless of future Anti-dilution Provision adjustments to the conversion price. Under the terms of this Item, the number of votes that each share of preferred stock will be entitled will capped at 10.37 votes. If the conversion price reduces pursuant to the Anti-dilution Provision, the preferred stock will no longer be entitled to additional votes beyond the limitation described herein. In contrast, if an Anti-dilution Adjustment would have otherwise in the absence of this Amendment increased the relative voting rights of the holders of preferred stock, the Amendment would avoid such increase and, in so doing, increase the relative voting power of the holders of the common stock for all matters submitted to a stockholder vote beyond what it would otherwise have been. Accordingly, the Company believes that the Amendment is beneficial to the Company’s common stockholders and especially so in that approval of this Item is necessary to maintain the Company’s Nasdaq listing. Upon conversion of such shares of preferred stock into common stock, the underlying common stock will be entitled to its customary one vote per share without being further subject to this restriction.

Consequences of Non-Approval

A failure to approve this Amendment could result in delisting from the Nasdaq Stock Market and the Company would not be able to relist its Common Stock on the Nasdaq Stock Market until the Amendment is approved by the Company’s stockholders and other initial listing conditions then applicable were to be satisfied.

Vote Required

The approval of the amendment to the Certificate of Designation requires the affirmative vote of a majority of the outstanding shares of the Company’s Class A common stock, Class B common stock and Series D preferred stock, voting as a single class.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE AMENDMENT TO THE COMPANY’S CERTIFICATE OF DESIGNATION.

Item 5:  To amend the Company’s certificate of incorporation to authorize only holders of preferred stock affected by a proposed change to vote on matters relating only to changes to the terms of any outstanding series of preferred stock

Our board of directors has unanimously approved, subject to stockholder approval, an amendment to the Company’s certificate of incorporation that would authorize only the affected holders of one or more series of preferred stock to vote on matters relating only to proposed changes approved by the board of directors to the terms of such outstanding series of Preferred Stock. In the absence of such a provision, because any preferred stock designation becomes part of the Company’s certificate of incorporation, any proposed change to a preferred stock designation, even though it may affect only the holders of such series, must be submitted for approval to all of the stockholders of the Company. The board believes that such authorization would provide the Company greater flexibility with respect to the Company’s capital structure for such purposes as additional equity financings, and stock based acquisitions. If this proposal is approved, Article Fourth, Division B, subparagraph (3) relating to the voting rights of the common stock of the Company’s certificate of incorporation will be amended to add the following additional paragraph, and this amendment would be effectuated by an appropriate amendment filing with the Delaware Secretary of State:

Notwithstanding the foregoing, except as otherwise required by law or this Certificate (including a Preferred Stock Designation), holders of Common Stock shall not be entitled to vote on any amendment to this Certificate (including any amendment to any Preferred Stock Designation that implements a changed provision that it would have been within the power of the Board of Directors to provide for in initially establishing such series of Preferred Stock pursuant to a Preferred Stock Designation) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to this Certificate (including any Preferred Stock Designation.)

Subject to the provisions of the Company’s certificate of incorporation and the limitations prescribed by law, the board and the holders of a given series of preferred stock would have exclusive authority on voting matters pertaining solely to a proposed modification such series, to the extent such change would have been within the power of the board to have provided for in initially establishing such a series. The board and the holders of such affected series preferred stock would have exclusive voting power to adopt resolutions to issue shares, to fix the number of shares and to change the number of shares constituting their series and to provide for or change the voting powers, designations, preferences and relative, participating, optional or other special rights, qualifications, limitations or restrictions thereof, including dividend rights (including whether the dividends are cumulative), dividend rates, terms of redemption (including sinking fund provisions), redemption prices, conversion rights and liquidation preferences of the shares of their series of preferred stock, in each case without any further action or vote by the common stockholders. The amendment to the certificate of incorporation would give the board and the holders of preferred stock flexibility, without further action by all of the stockholders and associated delays, to alter the terms of their preferred stock.

For instance, the amendment would provide the Company with increased flexibility in meeting future NASD requirements such as the one proposed in this Proxy Statement in Item 4 without the added burden and delay of obtaining the vote of all stockholders as presently required.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE PROPOSAL TO AMEND THE COMPANY’S CERTIFICATE OF INCORPORATION TO AUTHORIZE ONLY HOLDERS OF PREFERRED

STOCK AFFECTED BY A PROPOSED CHANGE TO VOTE ON MATTERS RELATING ONLY TO CHANGES TO THE TERMS OF ANY OUTSTANDING SERIES OF PREFERRED STOCK.

Vote Required

The approval of the amendment to the Certificate of Designation requires the affirmative vote of a majority of the outstanding shares of the Company’s Class A common stock, Class B common stock and preferred stock, voting as a single class.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE AMENDMENT TO THE COMPANY’S CERTIFICATE OF DESIGNATION.

Item 6:  Amendment to the Certificate of Incorporation to increase the authorized number of shares of Class A common stock

The current authorized capital stock of the Company consists of 5,000,000 shares of preferred stock, $0.01 par value (the “preferred stock”,) 75,000,000 shares of Class A common stock, $.01 par value (the “Class A common stock”, which is the class registered under the Securities Exchange Act of 1934 and, as such, is also referred to herein as the “common stock”), and 7,500,000 shares of Class B common stock $.01 par value (the “Class B common stock”), of which 46,314,250 shares of Class A common stock, 1,465,530 shares of Class B common stock and 788,182 shares of Series D convertible preferred stock (“Series D preferred stock”) were issued and outstanding at June 27, 2008. In addition to the 46,314,250 shares of Class A common stock outstanding on June 27, 2008, 3,254,521 shares are reserved for issuance upon exercise of options or restricted stock unit awards which are either currently outstanding or authorized to be issued under Company stock option plans or restricted stock plans, 3,787,880 shares are reserved for issuance upon exercise of currently outstanding warrants, 7,881,820 shares are reserved for issuance upon conversion of the Company’s currently outstanding shares of Series D preferred stock, 2,333,936 shares are reserved by board of directors resolution for issuance as potential paid-in-kind (“PIK”) dividends on outstanding Series D preferred stock or for anti-dilution adjustments (although such reserved amount does not represent a maximum of shares that may become issuable for such purposes), and 1,465,530 shares are reserved for issuance upon conversion of Class B common stock, leaving only approximately 10 million authorized but unissued and unreserved shares available for issuance. Other than pursuant to the 2008 Key Associate and Management Equity Incentive Plan and the 2008 Non-Employee Director Equity Incentive Plan proposed for approval in this proxy statement and up to 2,500,000 shares potentially issuable in the future pursuant thereto (although except for a pending award of 150,000 shares under the 2008 Key Associate and Management Equity Incentive Plan, no individual future awards under such Plans have been determined at this time) the Company’s management has no present arrangements, agreements, understandings or plans for the issuance or use of the additional shares proposed to be authorized.

On June 12, 2008, the board of directors approved a proposed amendment to Article Fourth of the Company’s certificate of incorporation (the “certificate of incorporation”) increasing the authorized number of shares of Class A common stock from 75,000,000 shares to 100,000,000 shares for submission to the stockholders. The board has determined that it would be appropriate and prudent for the Company to increase the number of authorized shares of common stock in order to have additional shares available for possible future financing transactions or acquisitions, stock splits, stock dividends and other issuances, to satisfy requirements for additional reservations of shares by reason of future transactions, to facilitate corporate partnering or other strategic transactions, or for other appropriate corporate purposes.

This proposed amendment to the certificate of incorporation and increase in the authorized number of shares of Class A common stock will be effectuated by the Company only in the event that the Company does not instead effectuate the Reverse Stock Split presented as Item 7 herein, since an intended effect of such Reverse Stock Split would also be to increase the authorized but unissued number of shares of Class A common stock.

Holders of common stock are entitled to one vote per share on all matters submitted to a vote of stockholders of the company and ratably to receive dividends, if any, as may be declared from time to time by the board of directors from funds legally available therefor, subject to the payment of any outstanding preferential dividends declared with respect to preferred stock that is then outstanding at the time, including the Series D preferred stock. Upon liquidation, dissolution or winding up of the Company, holders of common stock are entitled to share ratably in any assets available for distribution to stockholders after payment of all obligations of the Company, subject to the rights to receive preferential distributions of the holders of any preferred stock then outstanding.

If the proposed amendment to the certificate of incorporation is approved, all or any part of the authorized but unissued shares of common stock may thereafter be issued for such purposes and on such terms as the board of directors may determine without further approval from the stockholders, except as may be required by law or the policies of any stock exchange on which the shares of stock of the Company may be listed. Holders of the capital stock of the Company do not have any preemptive rights to subscribe for the purchase of any shares of common stock, which means that current stockholders do not have a prior right to purchase any issue of common stock in order to maintain their proportionate ownership.

The proposed amendment will not affect the rights of existing holders of common stock except to the extent that future issuances of common stock will reduce each existing stockholders’ proportionate ownership.

If the proposed amendment is adopted, Section FOURTH, subsection (a), of the certificate of incorporation would be amended to read as follows:

“FOURTH: (A) The aggregate number of shares which the Corporation shall have the authority to issue is One Hundred Twelve Million Five Hundred Thousand (112,500,000) shares, consisting of Five Million (5,000,000) shares of Preferred Stock having a par value of $0.01 per share, One Hundred Million (100,000,000) shares of Class A Common Stock having a par value of $.01 per share, and Seven Million Five Hundred Thousand (7,500,000) shares of Class B Common Stock having a par value of $.01 per share.”

The affirmative vote of holders of at least 51% of the outstanding shares of Class A common stock, Class B common stock and Series D preferred stock, voting as a single class, entitled to vote at the Meeting is required in order to adopt the proposed amendment. Unless indicated to the contrary, the enclosed proxy will be voted for the proposed amendment. Votes “withheld” or abstaining from voting will have the same effect as a negative vote or a vote “against” the proposed amendment. Furthermore, if you do not attend the meeting in person or return your properly completed and signed proxy card, you will effectively be voting against the amendment. Failure to obtain stockholder approval may have an adverse affect on the Company’s business strategy by presenting the issuance of any substantial number of additional shares of Class A common stock in connection with financing transactions and acquisition opportunities that the board might otherwise determine to be in the best interests of the Company.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE PROPOSED AMENDMENT.

Item 7:  Reverse Stock Split

On December 21, 2007, Nasdaq advised the Company that as a result of the Company’s common stock having closed below the minimum $1.00 bid price per share necessary for continued listing for 30 consecutive business days, the Company had failed to satisfy the Nasdaq Marketplace Rule 4310(c)(4) and would be subject to delisting if the Company’s Common Stock had not exceeded the $1.00 minimum bid price for 10 consecutive business days on or before June 18, 2008; such notice further provided, however, that if as of June 18, 2008 the Company would otherwise be eligible for initial listing on Nasdaq except for the bid price requirement, the Company will be granted an additional 180 day period to establish compliance with the bid price requirement. Aside from the bid price requirement, the Company would otherwise be eligible for initial listing under two of the three Nasdaq tests for initial listing eligibility and has received an extension to December 15, 2008.

As a result, the board of directors has unanimously adopted a resolution declaring the potential advisability of effectuating a reverse stock split (the “Reverse Split”) at a ratio to be determined hereafter by the board of directors ranging between one-to-two to one-to-five (as finally determined, the “Reverse Split Ratio” and the number of shares, between two and five, ultimately determined by the board of directors to be reverse split for one share being referred to as the “Reverse Stock Number”) in order to preserve the Company’s Nasdaq listing, to be effectuated at any time hereafter on or before December 15, 2008 (the expiration of the additional 180-day period permitted by

Nasdaq to comply with this Rule) if the board determines that compliance with Nasdaq’s minimum bid requirement is not likely to be otherwise achieved by an increase in the market price of the common stock, or if the board determines that other strategic reasons warrant resolving any uncertainty as to its Nasdaq listing at an earlier date.

Assuming stockholder approval of this Item and at such time as the board decides to effectuate the Reverse Split, the Company will provide at least 20 business days advance notice of the Reverse Split Ratio, Reverse Split Number and intended Effective Date of the Reverse Split by a press release and Current Report on Form 8-K.

In order to effectuate such a Reverse Stock Split and because the Reverse Stock Split will be effectuated by an amendment to the Company’s certificate of incorporation requiring stockholder approval, the board of directors also authorized submitting this Item to the stockholders for approval as a proposal to amend the Company’s certificate of incorporation to effect a reverse split of the Company’s issued and outstanding Class A and Class B common stock on the effective date of the amendment, on the basis that a number of shares of common stock equal to the Reverse Split Number, as finally determined by the board, will be converted into one share. The proposal may be abandoned by the board of directors at any time before or after the annual meeting and prior to the date and time at which the Reverse Split becomes effective (the “Effective Date”) if for any reason the board of directors deems it advisable to abandon the proposal.

The number of shares of capital stock authorized by the certificate of incorporation and the $.01 per share par value of the Company’s authorized common stock will not change as a result of the proposed Reverse Split and, as a result, the Company’s authorized but unissued Class A and Class B common stock will also be increased. Since the Company’s current pool of authorized shares of Class A common stock that are unissued and unreserved for potential derivative securities issuances has grown very small in relation to its potential future capital needs, as described in more detail in connection with Item 6 in this proxy statement, this effective increase in available authorized common stock is an important additional effect of the Reverse Stock Split.

The Class B common stock will also be subject to the Reverse Stock Split in order to preserve the intended one-for-one conversion ratio between Class B common stock and Class A common stock and as required by the certificate of incorporation, although the Company will not issue any additional shares of Class B common stock except in connection with a future stock split of such Class B common stock concurrent with any future stock split of Class A common stock.

The Effect of the proposed Reverse Split on the holders of common stock will be as follows:

(1) Holders of record of fewer than a number of shares of common stock equal to the Reverse Split Number, as finally determined by the board of directors, will have their shares automatically converted in the Reverse Split on the Effective Date into the right to receive scrip in lieu of fractional shares as set forth below. (See “Scrip in Lieu of Fractional Shares”).

(2) Holders of record of a number of shares of common stock equal to or greater than the Reverse Split Number, as finally determined by the board of directors, will have their shares automatically converted on the Effective Date by the Reverse Split into the number of whole shares equal to the number of their shares divided by the Reverse Split Number, as finally determined by the board of directors, and the right to receive scrip in lieu of any fractional shares. (See “Scrip in Lieu of Fractional Shares”).

Scrip in Lieu of Fractional Shares

Stockholders who hold on the Effective Date fewer than a number of shares of common stock equal to the Reverse Split Number, as finally determined by the Board, will be entitled to receive in lieu of fractional shares arising as a result of the Reverse Split, scrip representing the number of shares of common stock held prior to the Reverse Split. Stockholders who hold more than a number of shares of common stock equal to the Reverse Split Number, as finally determined by the board of directors, will be entitled on the Effective Date to receive, in lieu of fractional shares arising as a result of the Reverse Split, scrip representing the number of shares of common stock held prior to the Reverse Split that are not evenly divisible by the Reverse Split Number, as finally determined by the board of directors. The Company, as agent for holders of rights to receive scrip, will, in lieu of issuing scrip to those entitled to receive scrip, hold and combine scrip into full shares of common stock, sell such shares, and distribute the net proceeds therefrom to holders of rights to receive scrip. The Company intends to sell the full shares of common stock immediately after the Effective Date. The net proceeds will be prorated among holders of rights to receive scrip in proportion to the value of such rights to receive scrip; however, no actual distribution will be made until a stockholder surrenders his or her or its outstanding certificates and letter of transmittal. References herein to “the right to receive scrip” will be deemed to be subject to the condition that the Company has the right, which right will be exercised, to hold and combine scrip into full shares and sell such shares. As a result, holders of a right to receive scrip will effectively have a right to receive cash proceeds in lieu thereof.

Under Delaware law, scrip may be issued in registered or bearer form and shall entitle the holder to receive a certificate for a full share of common stock upon the surrender of scrip aggregating a full share of common stock. Delaware law further provides that scrip may be issued subject to any conditions which the board of directors may determine advisable. The board of directors has determined that the Company, as agent for holders of rights to receive scrip, will, in lieu of issuing scrip to those entitled to receive scrip, issue scrip to itself (as agent), hold and combine such scrip into full shares of common stock, sell such shares, and distribute the net proceeds therefrom to holders of rights to receive scrip. Accordingly, holders of rights to receive scrip will not actually receive scrip but will instead receive their respective proportionate interests in the net proceeds derived from the sale of full shares of common stock representing the combined scrip. A holder of a right to receive scrip will not be entitled to vote as a stockholder or share in the assets or any future earnings of the Company.

Any stockholder owning of record a number of shares of common stock less than the Reverse Split Number or not evenly divisible by the Reverse Split Number who desires not to receive scrip may avoid such result by purchasing prior to the Effective Date sufficient additional shares of the Company’s outstanding common stock in the open market to increase the number of shares held in his or her or its name to a number of shares equal to the Reverse Split Number or a greater number of shares that is evenly divisible by the Reverse Split Number.

As soon as practicable after the Effective Date, the Company will mail letters of transmittal to each holder of record of the stock certificate or certificates which represent issued shares of the Company’s common stock outstanding on the Effective Date. The letter of transmittal will contain instructions for the surrender of such certificate or certificates to the Company’s transfer agent in exchange for cash proceeds derived from the sale by the Company, as agent, of the combined scrip (to be issued in lieu of fractional shares) and/or certificates representing the number of whole shares of common stock into which the shares of common stock have been converted as result of the proposed Reverse Split. Net cash proceeds derived from the sale by the Company, as agent, of the combined scrip or new certificate will not be issued to the stockholder until he or she has surrendered his or her outstanding certificates together with either letter of transmittal to the Company’s transfer agent. (See “Exchange of Stock Certificates”). The Company will be required to pay transfer fees and related charges totaling approximately $30,000 in connection with the Reverse Split. Stockholders holding whole shares after the proposed Reversed Split do not need to surrender old certificates unless desirous of receiving new certificates. Until surrendered, such old certificates shall be deemed to represent the number of whole shares to which holders are entitled as a result of the Reverse Split.

Amendment to Certificate of Incorporation

An amendment to the certificate of incorporation, assuming approval of the proposed Reverse Split by the stockholders at the annual meeting and the determination by the board of directors on or before December 15, 2008 to effectuate this Reverse Split at a particular Reverse Split Ratio determined by the board of directors, will be filed with the Secretary of State of Delaware and the Reverse Split will become effective on the date of such filing. Without any further action on the part of the Company or the stockholders, stockholders of record will have their shares of issued and outstanding common stock converted, on the Effective Date, into the right to receive the number of whole shares equal to the number of their shares divided by the Reverse Split Number and/or the right to receive scrip in lieu of any fractional shares. The Company will provide at least 20 business days advance notice of the Reverse Split Ratio, Reverse Split Number and intended Effective Date of the Reverse Split by a press release and Current Report on Form 8-K.

Effect of the Proposed Reverse Split

The proposed Reverse Split will be effected by means of an amendment to the certificate of incorporation. Stockholders have no right to dissent from the proposed Reverse Split of common stock, or to dissent from the issuance of scrip in lieu of fractional shares, or to dissent from the payment of cash proceeds (in lieu of issuing scrip to holders entitled to receive scrip) derived from the sale by the Company, as agent, of the combined scrip, under Delaware law.

On the Effective Date, each stockholder of record who owns fewer than a number of shares of common stock equal to the Reverse Split Number will have only the right to receive scrip in lieu of receiving fractional shares; the interest of each such stockholder who owns fewer than a number of shares of common stock equal to the Reverse Split Number in the Company will thereby be terminated, and he or she will have no right to vote as a stockholder or share in the assets or any future earnings of the Company. A holder of a right to receive scrip will only be entitled to receive his or her proportionate interest in the net proceeds derived from the sale by the Company, as agent, of full shares of common stock representing the combined scrip. The full shares of common stock will be sold in the open market or privately at prices relating to prevailing market prices at the time of sale. Approval of the proposed Reverse Split will be deemed approval for the Company to act as agent for holders of rights to receive scrip for the purpose of holding and combining the scrip into full shares of common stock for sale, as discussed above.

Each stockholder on the Effective Date who owns of record a number of shares of common stock that equals or exceeds the Reverse Split Number will, with respect to any fractional shares that such stockholder might otherwise be entitle to receive in the Reverse Split, have only the right to receive scrip. Any such stockholder will continue as a stockholder of the Company with respect to the whole share or shares resulting from the Reverse Split. Each such stockholder will continue to share in the future growth and earnings of the Company, if any, to the extent of his or her ownership of shares of common stock following the proposed Reverse Split.

The current authorized capital stock of the Company consists of 5,000,000 shares of preferred stock, 75,000,000 shares of Class A common stock, and 7,500,000 shares of Class B common stock. Based upon the Company’s best estimates, the number of issued and outstanding shares of Class A common stock would be reduced as a result of the proposed Reverse Split from 46,314,250 to approximately 23,157,000 if the Reverse Split Number were two, and to approximately 9,262,000 if the Reverse Split Number were five.

The $.01 per share par value of the Company’s authorized capital stock will not be changed by reason of the proposed Reverse Split. As a result, the Company’s stated capital (defined generally under Delaware law as the sum of the par value of all shares that have been issued) will be reduced from $485,680 to approximately $246,781, if the Reverse Split Number were two, and to approximately $103,441 if the Reverse Split Number were five. A reduction in stated capital will, under Delaware law, create a corresponding increase in surplus (defined under Delaware law as the excess of net assets (net assets meaning the amount by which total assets exceed total liabilities) over stated capital). Delaware law provides that a corporation may make distributions, such as the payment of dividends, up to the amount of its surplus provided that the distribution does not cause the corporation to be insolvent.

The number of stockholders of record who hold odd-lots (assuming that an odd-lot is something other than 100 shares or a multiple thereof, which is generally the case) will increase as a result of the proposed Reverse Split. There is generally increased expense associated with the marketing of odd-lots, usually in the form of a proportionately higher commission. Furthermore, odd-lots may be more difficult to market in relatively thinly traded stocks such as the Company’s.

The common stock is currently registered under Section 12 (b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and as a result, the Company is subject to the periodic reporting and other requirements of the Exchange Act. The proposed Reverse Split will not affect the registration of the common stock under the Exchange Act and the Company has no present intention of terminating the registration of the common stock under the Exchange Act in order to become a “private” company.

A reduction in the number of issued and outstanding shares caused by the effect of the proposed Reverse Split will increase proportionately the Company’s earnings per share and book value per share. Such an increase, in turn, may make the common stock more attractive to a broader group of investors.

There is, however, no assurance that the market for the company’s common stock will be improved. Stockholders should note that the board of directors cannot predict what effect the proposed Reverse Split will have on the market price of the common stock. However, a higher price may diminish the adverse impact that very low prices have upon the efficient operation of the trading market for the stock. Also, the brokerage commission on the purchase or sale of a stock with a relatively low price generally tends to represent a higher percentage of the sales price than the brokerage commission charged on a stock with a relatively higher price, to the detriment of the Company’s stockholders and the market for the Company’s common stock.

Exchange of Stock Certificates

As soon as practicable after the Effective Date, the Company will send letters of transmittal to all stockholders of record on the Effective Date for use in transmitting stock certificates (“old certificates”) to the Company’s transfer agent (“Exchange Agent”). Upon proper completion and execution of the letter of transmittal and return thereof to the Exchange Agent, together with old certificates, each stockholder who holds of record fewer than a number of shares on the Effective Date equal to the Reverse Split Number will receive cash proceeds derived from the sale by the Company, as agent, of scrip attributable to such fractional share interests and such fractional share interests will be deemed for all purposes to represent only the right to receive scrip to which the holder is entitled as a result of the Reverse Split.

Upon proper completion and execution of the letter of transmittal and return thereof to the Exchange Agent, together with old certificates, holders of record of more than a number of shares on the Effective Date equal to the Reverse Split Number will receive certificates (“new certificates”) representing the number of whole shares of common stock into which their shares of common stock have been converted as a result of the Reverse Split. Holders of record of more than a number of shares on the Effective Date whose shares are not evenly divisible by the Reverse Split Number will receive cash proceeds derived from the sale by the Company, as agent, of the combined scrip to which they are entitled in lieu of scrip, which scrip will be issued in lieu of any fractional shares resulting from the Reverse Split. Until surrendered, each outstanding old certificate held by a stockholder who holds of record more than a number of shares equal to the Reverse Split Number shall be deemed for all purposes to represent the number of whole shares and the right to receive scrip (or cash proceeds derived from the sale by the Company, as agent, of the combined scrip), if any, to which the holder is entitled as a result of the Reverse Split. (See “Scrip in Lieu of Fractional Shares”)

Federal Income Tax Consequences of the Proposed Reverse Split

The following discussion describes certain federal income tax consequences of the proposed Reverse Split to stockholders of the Company who are citizens or residents of the United States, other than stockholders who receive their Common Stock as compensation. The following discussion assumes that the Company, as agent for holders of rights to receive scrip, will hold and combine all scrip into full shares of the Company’s common stock, sell such common shares either in the open market or privately (at prices related to prevailing market prices at the time of sale) and distribute the proceeds therefrom to holders of rights to receive scrip. In general, the federal income tax consequences of the proposed Reverse Split will vary among stockholders depending upon whether they receive (1) solely cash for rights to receive scrip as a result of the scrip sale, (2) solely new certificates, or (3) new certificates plus cash for rights to receive scrip as a result of the scrip sale, in exchange for old certificates. In addition, the actual consequences for each stockholder will be governed by the specific facts and circumstances pertaining to his or her acquisition and ownership of the common stock. Thus, the Company makes no representations concerning the tax consequences for any of its stockholders and recommends that each stockholder consult with his or her tax advisor concerning the tax consequences (including federal, state and local income or other tax) of the proposed Reverse Split. The Company has not sought and will not seek an opinion of counsel or a ruling from the Internal Revenue Service regarding the federal income tax consequences of the proposed Reverse Split. However, the Company believes that because the proposed Reverse Split is not part of a plan to periodically increase a stockholder’s proportionate interest in the assets or earnings and profits of the Company, the proposed Reverse Split probably will have the following federal income tax effects:

(1) A stockholder who owns fewer than a number of shares of the common stock before the Reverse Split, and who therefore receives only cash for a right to receive scrip as a result of the Reverse Split, will be treated as having sold his or her shares of common stock represented by old certificates and will recognize gain to the extent that the cash received exceeds his or her basis in such common stock. If the shares are a capital asset in the hands of the stockholder, then the gain will be taxed either as a long-term or a short-term capital gain depending on whether the shares were held for more than one year. If the stockholder’s basis in the shares is greater than the cash received, and if the shares are a capital asset in the hands of the stockholder, the stockholder will recognize a long-term or a short-term capital loss.

(2) A stockholder who holds a number of shares equal to the Reverse Split Number and whose shares are evenly divisible by the Reverse Split Number before the Reverse Split (i.e., a stockholder who is entitled to receive solely new certificates), will not recognize gain or loss on the exchange. In the aggregate, such a stockholder’s basis in the shares of common stock represented by new certificates will equal his or her basis in the shares of common stock represented by old certificates.

(3) A stockholder who holds a number of shares equal to the Reverse Split Number and whose shares are not evenly divisible by the Reverse Split Number before the Reverse Split (i.e., a stockholder who is entitled to receive both new certificates and cash for a right to receive scrip, in exchange for his or her old certificates), will not recognize gain or loss on the exchange of old certificates for new certificates. In the aggregate, such a stockholder’s basis in the shares of common stock represented by new certificates will equal his or her basis in the highest number of shares of common stock represented by old certificates that was evenly divisible by the Reverse Split Number. A stockholder will be treated as having sold the shares not evenly divisible by the Reverse Split Number, and will recognize gain to the extent the cash received exceeds the stockholder’s basis in the shares. If the shares are a capital asset in the hands of the stockholder, then the gain will be taxed either as a long-term or a short-term capital gain depending on whether the shares were held for more than one year. If the stockholder’s basis in the shares is greater than the cash received, then no gain or loss will be recognized, and the stockholder’s basis in the shares of common stock represented by new certificates will equal the stockholder’s basis in the shares of common stock represented by old certificates, less the amount of cash received.

The proposed Reverse Split will constitute a reorganization within the meaning of Section 368 (a)(1)(E) of the Internal Revenue Code of 1986 and the Company will not recognize any gain or loss as a result of the proposed Reverse Split.

Recommendation and Vote

The proposed Reverse Split must be approved by the holders of a majority of the outstanding shares of the Company’s Class A common stock, Class B common stock and Series D preferred stock, voting on an as converted basis, voting as a single class. The Company’s officers and directors, or their affiliates own of record approximately 37.5% of the Company’s voting power, all of which are intended to be voted in favor of the proposal.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE PROPOSED REVERSE SPLIT.

Item 8:  Approval of 2008 non-employee director equity incentive plan

On December 17, 2008, the board of directors of the Company approved the adoption of the 2008 Non-Employee Director Equity Plan (the “Directors’ Plan”), effective January 1, 2008 (the “Plan Effective Date”). Restricted stock awards or restricted stock unit awards may be granted under the Directors’ Plan on and after the Plan Effective Date. Awards may not be granted after January 1, 2018. The discussion which follows is qualified in its entirety by reference to the Directors’ Plan, a copy of which is attached to this Proxy Statement as APPENDIX A.

Purpose and Eligibility

The purpose of Directors’ Plan is to further the growth and development of the Company by providing, through ownership of stock of the Company, an incentive to non-employee directors to encourage them to continue their director services to the Company, and to attract individuals of outstanding ability to accept director positions for the Company.

Administration

The Directors’ Plan will initially be administered by the compensation committee of the board of directors, and thereafter by such committee as the board may from time to time designate (or by the board itself, if it shall so designate), (the group that administers the Directors’ Plan is referred to as the “Administrator”).

Subject to the express provisions of the Directors’ Plan, the Administrator will have the authority: (a) to construe and interpret the Directors’ Plan and apply its provisions; (b) to promulgate, amend and rescind rules and regulations relating to the administration of the Directors’ Plan; (c) to authorize any person to execute, on behalf of the Company, any instrument required to carry out the purposes of the Directors’ Plan; (d) to determine the duration and purpose of leaves of absences which may be granted to a participant without constituting termination of their employment for purposes of the Directors’ Plan; and (e) to make any and all other determinations which it determines to be necessary or advisable for administration of the Directors’ Plan.

Eligibility

Each director of the Company who is not also an employee of the Company or of one of its future subsidiaries will be eligible to receive an annual award under the Directors’ Plan. There are, as of June 16, 2008, nine non-employee directors who will be eligible to participate in the Directors’ Plan (including non-employee directors who are not independent directors) and it is anticipated there will be seven such non-employee directors eligible to participate following the stockholders meeting.

Shares Subject to Awards

The stock available for awards under the Directors’ Plan will be shares of the Company’s authorized but unissued, or reacquired, common stock. The aggregate number of shares which may be issued pursuant to awards granted under the Directors’ Plan will not exceed 1,000,000 shares of common stock (subject to appropriate adjustment for any stock split, stock dividend, reverse stock split, reorganization or comparable transaction). In the event that any outstanding award under the Directors’ Plan for any reason expires, is forfeited or is terminated, the shares of common stock allocable to the unexercised portion of the award shall again be available for awards under the Directors’ Plan as if no award had been granted with respect to such shares.

Terms of Restricted Stock Awards

(a) Restricted Stock Unit Awards.  Although the Administrator will have authority under the Directors’ Plan to change the timing, number of restricted stock units, vesting and crediting provisions and other features of restricted stock unit awards which may be made in the future under the Directors’ Plan, it is currently the Company’s intention and expectation that effective as of the third business day each year following the earlier of (i) the Company’s announcement by press release or other widely disseminated means of its results of operations (including both definitive revenue, net income, and earnings per share data) for the preceding fiscal year of the Company, or (ii) the Company’s filing with the Securities and Exchange Commission of its Annual Report on Form 10-K for the preceding fiscal year of the Company, each eligible director then serving shall be granted pursuant hereto, in consideration of his or her services as a director to that point and as an inducement to further services in such capacity, a restricted stock unit award for that number of shares of common stock determined by dividing $32,000 by the fair market value of the common stock, which for such purposes shall be deemed to be the average closing sale price of the common stock over the 50-business day period immediately preceding the effective date of such awards. Such restricted stock unit award would then be credited to the account of such eligible director (and prior thereto shall be subject to a Restricted Period as defined herein) over a three-year period, with 20% of a particular award being credited on the first anniversary thereof, an additional 30% of such award (50% cumulatively) being credited on the second anniversary of the award, and the 50% balance of the award being credited on the third anniversary of the award; and such award would be further subject to the condition that the award would vest only upon the earlier of (i) the termination of director services by such director (to the extent of credited awards), and (ii) the completion of three years of continuous service as a director. The award of shares of restricted stock to the director would then be made upon and to the extent of satisfaction of all such crediting and vesting conditions described herein or any alternative crediting and vesting conditions as may be imposed by the

Administrator. However, as an inducement for new directors to serve, in the event new non-employee directors are elected or added to the board after the date of the annual award in any fiscal year, such new directors will, subject to the reserved right of the Administrator to modify award policies under the Directors’ Plan from time to time, generally be entitled to an initial restricted stock award equal to a pro rated (by fiscal quarters) portion of the usual $32,000 annual award, such that the new director will be credited for such pro rating purposes with one fiscal quarter of service for every fiscal quarter of the Company, or any portion thereof, during which such person will serve as a director in such initial fiscal year of service, divided in such case by the average closing sale price of the common stock over the 50-business day period immediately preceding such new director’s election or appointment to the board of directors. Such initial restricted stock awards to new directors will be credited and vest over a prescribed period in the same manner as other awards being made at that time pursuant to the Directors’ Plan. In all cases, the restricted stock unit award shall be rounded to the nearest whole number of shares. Restricted stock awards or restricted stock unit awards may not be sold, assigned, transferred or otherwise disposed of, pledged or hypothecated as collateral for a loan or as security for the performance of any obligation or for any other purpose for such period of vesting and crediting conditions (the “Restricted Period”) as the Administrator shall determine. However, the unvested portion of any award will automatically vest upon the occurrence of any “change in control” (defined in the same manner as in the 2008 Associate Plan). Each restricted stock purchase agreement shall be in such form and shall contain such other terms, conditions and Restricted Periods as the Administrator shall deem appropriate.

(b) Termination of Participant’s Continuous Service.  In the event a participant’s continuous service as a director terminates for any reason, the Company may exercise its right of repurchase or otherwise reacquire, or the participant shall forfeit unvested shares acquired in consideration of services performed or performable.

(c) Transferability.  Rights to acquire shares of common stock under the restricted stock awards or restricted stock unit awards shall be transferable by the participant only upon expiration of the Restricted Period as to any such shares of common stock.

(d) Right of Repurchase.  Each award agreement or award may provide that, following a termination of the participant’s continuous service as a director, the Company may repurchase the participant’s unvested common stock acquired under the Directors’ Plan for consideration other than services (unvested common stock acquired for no consideration other than services will be forfeited). The right of repurchase will be exercisable with respect to unvested stock at a price equal to the lesser of the purchase price at which such common stock was acquired under the Directors’ Plan or the fair market value of such common stock. The award agreement or award may specify the period of time following a termination of the participant’s continuous service during which the right of repurchase may be exercised, provided that such exercise may in any event be extended to a date that is at least 60 days after the six months anniversary of the date the stock was acquired from the Company.

Amendment and Termination

The board of directors may at any time terminate or amend the Directors’ Plan; provided that, without approval of the stockholders of the Company, there shall be, except by operation of the adjustment provisions with respect to stock splits and the like, no increase in the total number of shares covered by the Directors’ Plan, no change in the class of persons eligible to receive awards granted under the Directors’ Plan or other material modification of the requirements as to eligibility for participation in the Directors’ Plan, no material increase in the benefits accruing to participants under the Directors’ Plan, and no extension of the latest date upon which awards may be granted; and provided further that, without the consent of the participant, no amendment may adversely affect any then outstanding award or any unexercised portion thereof. However, a cancellation of an award where the participant receives a payment equal in value to the fair market value of the vested award, will not be deemed an impairment of the participant’s rights that requires consent.

The Directors’ Plan became effective as of January 1, 2008 although the board of directors determined to make no awards under the Plan upon the filing of the Company’s Form 10-K for fiscal year 2007.

The Directors’ Plan will terminate automatically on January 1, 2018. No award shall be granted pursuant to the Directors’ Plan after such date, but awards theretofore granted may extend beyond that date. The board may suspend or terminate the Plan at any earlier date. No awards may be granted under the Directors’ Plan while the Directors’ Plan is suspended or after it is terminated.

Vote Required and Board Recommendation

Assuming the presence of a quorum at the annual meeting, the affirmative vote of a majority of the votes cast on the matter by the holders of the common stock, Class B common stock and Series B preferred stock at the annual meeting is required to approve the adoption of the Directors’ Plan.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” APPROVAL OF THE ADOPTION OF THE DIRECTORS’ PLAN. PROXY CARDS EXECUTED AND RETURNED WILL BE SO VOTED UNLESS CONTRARY INSTRUCTIONS ARE INDICATED THEREON.

Item 9:  Approval of 2008 Key Associate and Management Equity Inventive Plan

The board of directors asks stockholders to approve the adoption of the 2008 Key Associate and Management Equity Incentive Plan (the “2008 Associate Plan”). On December 17, 2008, the board of directors of the Company approved the adoption of the 2008 Associate Plan, effective January 1, 2008 (the “Plan Effective Date”). The 2008 Associate Plan sets forth the terms pursuant to which restricted stock awards or restricted stock unit awards of common stock may be granted by the board of directors, or a committee designated by the board, to associates (employees) of the Company. The discussion which follows is qualified in its entirety by reference to the 2008 Associate Plan, a copy of which is attached to the Proxy Statement as APPENDIX B.

Purpose

The purpose of the 2008 Associate Plan is to further the growth and development of the Company and any future subsidiaries by providing, through ownership of stock of the Company, an incentive to officers and other key “associates” (each of whom are employees of either the Company or of one or more future subsidiaries) who are in a position to contribute materially to the prosperity of the Company including, but not limited to, all salaried personnel of the Company, to increase such persons’ interests in the Company’s welfare, to encourage them to continue their services to the Company or its subsidiaries, and to attract individuals of outstanding ability to enter the employment of the Company or its subsidiaries.

The material features of the 2008 Associate Plan are summarized below. Such summary does not, however, purport to be complete and is qualified in its entirety by the terms of the 2008 Associate Plan.

Administration

The 2008 Associate Plan will be initially administered by the compensation committee of the board of directors, and thereafter by such committee as the board may from time to time designate, or by the board itself, if it shall so designate (the body that administers the 2008 Associate Plan is referred to as the “Administrator”). Except when the entire board is acting as the 2008 Associate Plan Administrator, the committee administering the 2008 Associate Plan shall consist solely of two or more persons all of who are both “non-employee directors” within the meaning of Rule 16b-3 under the Exchange Act and “outside directors” within the meaning of Section 162(m) of the Internal Revenue Code (the “Code”) and the regulations promulgated thereunder.

The Administrator will have the power and authority to select and grant to participants restricted stock awards (in which in general the restricted shares are issued upon award with attendant voting and dividend rights although the shares may be subject to forfeiture in the event vesting or crediting conditions prescribed by the Administrator are not satisfied) or restricted stock unit awards (in which in general the restricted shares are only issued upon satisfaction of any vesting or crediting conditions prescribed by the Administrator) pursuant to the terms of the 2008 Associate Plan. In particular, the Administrator will have the authority: (a) to construe and interpret the 2008 Associate Plan and apply its provisions; (b) to promulgate, amend and rescind rules and regulations relating to the administration of the 2008 Associate Plan; (c) to authorize any person to execute, on behalf of the Company, any instrument required to carry out the purposes of the 2008 Associate Plan; (d) to determine when awards are to be granted under the 2008 Associate Plan; (e) from time to time to select, subject to the limitations set forth in this 2008

Associate Plan, those participants to whom restricted stock awards or restricted stock unit awards will be granted; (f) to determine the number of shares of Common Stock to be made subject to each award; (g) to prescribe the terms and conditions of each award, including, without limitation, the purchase price or exercise price and medium of payment, if any, vesting and crediting provisions and right of repurchase provisions, and to specify the provisions of the award agreement relating to such grant or sale; (h) to amend any outstanding awards for the purpose of modifying the time or manner of vesting and crediting, the purchase price or exercise price, if any, as the case may be, subject to applicable legal restrictions. In addition, if any such amendment impairs a participant’s rights or increases a participant’s obligations under his or her award, such amendment will also be subject to the participant’s consent (provided, however, a cancellation of an award where the participant receives a payment equal in value to the fair market value of the vested award will not be deemed an impairment of the participant’s rights that requires consent); (i) to determine the duration and purpose of leaves of absences which may be granted to a participant without constituting termination of their employment for purposes of the 2008 Associate Plan; and (j) to make any and all other determinations which it determines to be necessary or advisable for administration of the 2008 Associate Plan.

Eligibility

Any employee of the Company or any of its subsidiaries will be eligible to receive an award under the 2008 Associate Plan. A participant may receive more than one award under the 2008 Associate Plan. No director who is not also an employee will be eligible to receive an award under the 2008 Associate Plan. As of June 16, 2008, there were approximately 700 associates of the Company who might be eligible to participate in the 2008 Associate Plan.

Shares Subject to Awards

The stock available for awards under the 2008 Associate Plan will be shares of the Company’s authorized but unissued, or reacquired, Class A common stock. The aggregate number of shares which may be issued pursuant to awards granted under the 2008 Associate Plan may not exceed 1,500,000 shares of common stock (subject to appropriate adjustment for any stock split, stock dividend, reverse stock split, reorganization or comparable transaction). In the event that any outstanding award for any reason expires, is forfeited or is terminated, the shares of common stock allocable to the unvested portion of the award will again be available for awards under the 2008 Associate Plan as if no award had been granted with respect to such shares.

Terms of Awards

The Administrator may from time to time award for services (or sell at a purchase price determined by the Administrator) common stock under the 2008 Associate Plan to eligible participants. Restricted stock awards or restricted stock unit awards may not be sold, assigned, transferred or otherwise disposed of, pledged or hypothecated as collateral for a loan or as security for the performance of any obligation or for any other purpose for such period (the “Restricted Period”) as the Administrator determines. Each restricted stock purchase agreement or award will be in such form and will contain such terms, conditions and Restricted Periods as the Administrator deems appropriate. The terms and conditions of the restricted stock purchase agreements or award may change from time to time, and the terms and conditions of separate restricted stock purchase agreements need not be identical, but each restricted stock purchase agreement will include (through incorporation of provisions hereof by reference in the award agreement or otherwise) the substance of each of the following provisions:

(a) Purchase Price.  The purchase price of restricted stock awards or restricted stock unit awards shall be determined by the Administrator, and may be stated as cash, property or prior services performed.

(b) Consideration.  The consideration for Common Stock acquired pursuant to the restricted stock purchase agreement will be paid either: (i) in cash at the time of purchase; or (ii) in any other form of legal consideration that may be acceptable to the Administrator in its discretion including, without limitation, a recourse promissory note, property or a stock-for-stock exchange or prior services or services to be performed during the vesting and crediting periods that the Administrator determines have a value at least equal to the fair market value of such common stock.

(c) Vesting.  Shares of common stock acquired under the restricted stock purchase agreement or awards may, but need not, be subject to a Restricted Period that specifies a right of repurchase in favor of the Company in accordance with a vesting schedule to be determined by the Administrator, or forfeiture in the event the consideration was in the form of prior services. In general, except as otherwise expressly provided, the unvested portion of any award will vest upon a “change in control”; however, the Administrator in its discretion may provide that no acceleration of vesting with respect to a particular award shall occur in the event of a change in control.

A “change in control” for purposes hereof shall mean:

(i) The consummation of a merger or consolidation of the Company with or into another entity or any other corporate reorganization or the sale of stock of the Company, if more than 50% of the combined voting power (which voting power shall be calculated by assuming the conversion of all equity securities convertible (immediately or at some future time) into shares entitled to vote, but not assuming the exercise of any warrant or right to subscribe to or purchase those shares) of the continuing or surviving entity’s securities outstanding immediately after such merger, consolidation, reorganization or sale of stock is owned, directly or indirectly, by persons who were not stockholders of the Company immediately prior to such merger, consolidation, reorganization or sale of stock; provided, however, that in making the determination of ownership by the stockholders of the Company, immediately after the reorganization, equity securities which persons own immediately before the reorganization as stockholders of another party to the transaction shall be disregarded;

(ii) Incumbent directors cease for any reason to constitute at least a majority of the board of directors; or

(iii) The sale, transfer or other disposition of all or substantially all of the Company’s assets.

(iv) A transaction shall not constitute a change in control if its sole purpose is to change the state of the Company’s incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction.

(d) Termination of Participant’s Continuous Service. Unless otherwise provided in a restricted stock purchase agreement or award or in an employment agreement the terms of which have been approved by the Administrator, in the event a participant’s continuous employment with the Company or a subsidiary terminates for any reason, the Company may exercise its right of repurchase or otherwise reacquire, or the participant shall forfeit unvested shares acquired in consideration of prior services, and shares of common stock held by the participant, if any, which have not vested as of the date of termination under the terms of the restricted stock purchase agreement will be forfeited and the participant will have no rights with respect to the award.

(e) Transferability.  Rights to acquire shares of common stock under the restricted stock purchase agreement or award will be transferable by the participant only upon such terms and conditions as are set forth in the restricted stock purchase agreement, as the Administrator shall determine in its discretion, so long as common stock awarded under the restricted stock purchase agreement remains subject to the terms of the restricted stock purchase agreement.

(f) Concurrent Tax Payment.  The Administrator, in its sole discretion, may (but shall not be required to) provide for payment of a concurrent cash award in an amount equal, in whole or in part, to the estimated after tax amount required to satisfy applicable federal, state or local tax withholding obligations arising from the receipt and deemed vesting of restricted stock for which an election under Section 83(b) of the Code may be required.

(g) Right of Repurchase.  Each award agreement may provide that, following a termination of the participant’s continuous employment with the Company or a subsidiary, the Company may repurchase the participant’s unvested common stock acquired under the 2008 Associate Plan. The right of repurchase will be exercisable with respect to unvested stock at a price equal to the lesser of the purchase price at which such common stock was acquired under the 2008 Associate Plan or the fair market value of such Common Stock. The award agreement may specify the period of time following a termination of the participant’s continuous employment during which the right of repurchase may be exercised, provided that such exercise may in any event be extended to a date that is at least 60 days after the six months anniversary of the date the stock was acquired from the Company.

Termination or Amendment of Plan

The board of directors may at any time terminate or amend the 2008 Associate Plan; provided that, without approval of the stockholders of the Company, there shall be no increase in the total number of shares covered by the

2008 Associate Plan (except by operation of the adjustment provisions in the event of stock splits or the like), no change in the class of persons eligible to receive awards granted under the 2008 Associate Plan or other material modification of the requirements as to eligibility for participation in the 2008 Associate Plan, no material increase in the benefits accruing to participants under the 2008 Associate Plan, and no extension of the latest date upon which awards may be granted; and provided further that, without the consent of the participant, no amendment may adversely affect any then outstanding award or any unexercised portion thereof. However, a cancellation of an award where the participant receives a payment equal in value to the fair market value of the vested award, will not be deemed an impairment of the participant’s rights that requires consent.

The 2008 Associate Plan became effective as of January 1, 2008. There has been one conditional award made under the 2008 Associate Plan of 150,000 shares to the Company’s new president, Timothy Morrison, subject to approval of the 2008 Associate Plan by the stockholders of the Company, which approval will be within twelve (12) months after the date the 2008 Associate Plan was adopted by the board.

The 2008 Associate Plan will terminate automatically on January 1, 2018. No award shall be granted pursuant to the 2008 Associate Plan after such date, but awards theretofore granted may extend beyond that date. The board of directors may suspend or terminate the Plan at any earlier date. No awards may be granted under the 2008 Associate Plan while the 2008 Associate Plan is suspended or after it is terminated.

Vote Required and Board Recommendation

Assuming the presence of a quorum at the Annual Meeting, the affirmative vote of a majority of the votes cast on the matter by the holders of the common stock, Class B common stock and Series D preferred stock, voting as a single class, at the Annual Meeting is required to approve the adoption of the 2008 Associate Plan.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” APPROVAL OF THE ADOPTION OF THE 2008 ASSOCIATE PLAN. PROXY CARDS EXECUTED AND RETURNED WILL BE SO VOTED UNLESS CONTRARY INSTRUCTIONS ARE INDICATED THEREON.

Certain Federal Income Tax Consequences

The following summary generally describes the principal federal (and not state and local) income tax consequences of restricted stock awards granted under the 2008 Associate Plan or the Directors’ Plan (the “Plans”). The summary is general in nature and is not intended to cover all tax consequences that may apply to a particular employee or director or to the Company. Accordingly, any participant receiving a grant under the Plans should consult with his or her own tax adviser. Reference should be made to the applicable provisions of the Code. The provisions of the Code and regulations thereunder relating to these matters are complicated and their impact in any one case may depend upon the particular circumstances.

THE DISCUSSION OF FEDERAL INCOME TAX CONSEQUENCES SET FORTH BELOW IS INCLUDED FOR INFORMATIONAL PURPOSES ONLY. THE DISCUSSION IS BASED ON CURRENTLY EXISTING PROVISIONS OF THE CODE, EXISTING OR PROPOSED TREASURY REGULATIONS THEREUNDER AND CURRENT ADMINISTRATIVE RULINGS AND COURT DECISIONS. ALL OF THE FOREGOING ARE SUBJECT TO CHANGE, AND ANY SUCH CHANGE COULD AFFECT THE CONTINUING VALIDITY OF THIS DISCUSSION. EACH PARTICIPANT IN THE PLANS SHOULD CONSULT HIS OR HER TAX ADVISOR REGARDING SPECIFIC TAX CONSEQUENCES INCLUDING THE APPLICATION AND EFFECT OF STATE AND LOCAL TAX LAWS.

Restricted Stock or Restricted Stock Unit Awards

Restricted stock awards or restricted stock unit awards granted under the Plans may, in the determination of the Administrator, be subject to vesting and crediting conditions and rights of repurchase and other transfer restrictions. The tax consequences of shares granted under the Plans depend on whether the shares are subject to restrictions and if so, whether the restrictions are deemed to create a “substantial risk of forfeiture” under Code Section 83 (for example, shares granted under the Plans which are subject to the Company’s right to repurchase the shares at a price that is less than fair market value which right lapses over a period of continued employment is considered a “substantial risk of forfeiture” under Code Section 83).

If shares are not subject to a “substantial risk of forfeiture,” the recipient normally will recognize taxable ordinary income equal to the value of the shares in the year in which the shares are granted less the amount, if any, paid for the shares. If the shares are subject to a “substantial risk of forfeiture,” the recipient normally will recognize taxable ordinary income as and when the “substantial risk of forfeiture” lapses in the amount of the fair market value of the shares no longer subject to the “substantial risk of forfeiture” less the amount, if any, paid for the shares. Upon disposition of the shares, the recipient will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount, if any, paid for the shares plus any amount recognized as ordinary income upon grant or vesting of the shares. The gain or loss will be long or short-term depending on how long the recipient held the shares.

A recipient of shares subject to a “substantial risk of forfeiture” may make an election under Code Section 83(b) to recognize ordinary income in the year the recipient receives the restricted stock award, rather than waiting until the “substantial risk of forfeiture” lapses. If the recipient makes a Section 83(b) election, the recipient will be required to recognize as ordinary income in the year the recipient receives the restricted stock award the difference, if any, between the fair market value of the shares on the award date and the purchase price paid, if any. If the recipient makes a Section 83(b) election, the recipient will not be required to recognize any income when the “substantial risk of forfeiture” lapses.

Generally, with respect to employees, the Company is required to withhold from regular wages or supplemental wage payments an amount based on the ordinary income recognized. Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation, the Company will generally be entitled to a business expense deduction equal to the taxable ordinary income realized by the recipient.

Performance-Based Compensation — Section 162(M) Requirement

Section 162(m) of the Code generally disallows a federal income tax deduction to any publicly held corporation for compensation paid in excess of $1 million in any taxable year to the chief executive officer or any of the four other most highly compensated executive officers who are employed by Company on the last day of the taxable year, but does allow a deduction for “performance-based compensation,” the material terms of which are disclosed to and approved by the stockholders. The Company does not generally intend to implement and administer the 2008 Associate Plan so that compensation resulting from awards thereunder can qualify as “performance-based compensation” for Section 162(m) purposes. The Administrator, however, has the discretion to grant awards with terms that will result in the awards not constituting performance-based compensation. To allow the Company to qualify awards as “performance-based compensation,” the Company is seeking stockholder approval of the Plans.

Section 280(G)

Under certain circumstances, the accelerated vesting or the accelerated lapse of restrictions with respect to awards in connection with a change of control might be deemed an “excess parachute payment” for the purposes of the golden parachute tax provisions of Section 280(G) of the Internal Revenue Code. To the extent it is so considered, the grantee may be subject to a 20% excise tax and the Company may be denied a federal income tax deduction.

COST AND METHOD OF PROXY SOLICITATION

The Company will pay the cost of proxy solicitation. In addition to solicitation by mail, arrangements will be made with brokers and other custodians, nominees and fiduciaries to send proxies and proxy material to their principals and the Company will, upon request, reimburse them for their reasonable expenses in so doing. Officers and other regular employees of the Company may, if necessary, request the return of proxies by mail, telephone, internet, or in person.

ADDITIONAL INFORMATION AVAILABLE

Upon written request of any stockholder, the Company will furnish, without charge, a copy of the Company’s 2007 annual report on Form 10-K, as filed with the SEC, including the financial statements and schedules. The written request should be sent to investor relations, at the Company’s executive office. The written request must state that, as of June 27, 2008, the person making the request was a beneficial owner of capital stock of the Company.

The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies. The Company and some brokers household proxy materials, delivering a single proxy statement to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker or the Company that they or the Company will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement, please notify your broker if your shares are held in a brokerage account or the Company if you hold registered shares. You can notify the Company by sending a written request to investor relations, Post Office Box 1237, Springdale, Arkansas 72765, by registered, certified, or express mail.

STOCKHOLDER PROPOSALS FOR THE ANNUAL MEETING IN 2009

If you want to present a proposal for possible inclusion in the Company’s proxy statement for the annual meeting of stockholders in 2009, you may do so by following the procedures described in SEC Rule 14a-8 by sending the proposal to Secretary of the Company, Post Office Box 1237, Springdale, Arkansas 72765, by registered, certified or express mail. Proposals must be received on or before March 12, 2009. This date is determined by the board and is based on SEC Rule 14a-8, which states proposals for a regularly scheduled annual meeting must be received at the company’s principal executive offices not less than 120 calendar days before the release date of the previous year’s annual meeting proxy statement.

OTHER MATTERS

The board does not intend to present any items of business other than those stated in the Notice of Annual Meeting of Stockholders. If other matters are properly brought before the meeting, the persons named in the proxy will vote the shares represented by it in accordance with their best judgment. Discretionary authority to vote on other matters is included in the proxy.

The foregoing Notice and Proxy Statement are sent by order of the board of directors.

Joe G. Brooks
Chairman

Dated: July 3, 2008

APPENDIX A

ADVANCED ENVIRONMENTAL RECYCLING TECHNOLOGIES, INC.
2008 NON-EMPLOYEE DIRECTOR EQUITY INCENTIVE PLAN

1. Purpose; Available Awards.

1.1 Purpose.  The purpose of this Advanced Environmental Recycling Technologies, Inc. 2008 Non-Employee Director Equity Incentive Plan (“Plan”) is to further the growth and development of Advanced Environmental Recycling Technologies, Inc. (“Company”) by providing, through ownership of stock of the Company, an incentive to non-employee directors to encourage them to continue their director services to the Company, and to attract individuals of outstanding ability to accept director positions for the Company.

1.2 Available Awards.  The purpose of the Plan is to provide a means by which non-employee directors of the Company (“Eligible Directors”) may be given an opportunity to benefit from increases in value of the Company’s Class A Common Stock through the granting of Restricted Stock Awards.

2. Definitions.

2.1 “Administrator” means the Administrator appointed by the Board in accordance with Section 3.4.

2.2 “Affiliate” means any parent corporation or subsidiary corporation of the Company, whether now or hereafter existing, as those terms are defined in Sections 424(e) and (f), respectively, of the Code.

2.3 “Award” means any Restricted Stock Award or Restricted Stock Unit granted under the Plan.

2.4 “Award Agreement” means a written agreement between the Company and a holder of an Award evidencing the terms and conditions of an individual Award grant. Each Award Agreement shall be subject to the terms and conditions of the Plan.

2.5 “Board” means the Board of Directors of the Company.

2.6 “Cause” shall mean (a) the commission of, or plea of guilty or no contest to, a felony or a crime involving moral turpitude or the commission of any other act involving willful malfeasance or material fiduciary breach with respect to the Company or an Affiliate, (b) conduct tending to bring the Company into substantial public disgrace or disrepute, or (c) gross negligence or willful misconduct with respect to the Company or an Affiliate. The Administrator, in its absolute discretion, shall determine the effect of all matters and questions relating to whether a Participant has been removed for Cause.

2.7 “Change in Control” shall mean:

(a) The consummation of a merger or consolidation of the Company with or into another entity or any other corporate reorganization or the sale of stock of the Company, if more than 50% of the combined voting power (which voting power shall be calculated by assuming the conversion of all equity securities convertible (immediately or at some future time) into shares entitled to vote, but not assuming the exercise of any warrant or right to subscribe to or purchase those shares) of the continuing or Surviving Entity’s securities outstanding immediately after such merger, consolidation, reorganization or sale of stock is owned, directly or indirectly, by persons who were not stockholders of the Company immediately prior to such merger, consolidation, reorganization or sale of stock; provided, however, that in making the determination of ownership by the shareholders of the Company, immediately after the reorganization, equity securities which persons own immediately before the reorganization as shareholders of another party to the transaction shall be disregarded;

(b) Incumbent Directors cease for any reason to constitute at least a majority of the Board; or

(c) The sale, transfer or other disposition of all or substantially all of the Company’s assets.

(d) A transaction shall not constitute a Change in Control if its sole purpose is to change the state of the Company’s incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction.

2.8 “Code” means the Internal Revenue Code of 1986, as amended.

2.9 “Committee” means the Compensation Committee of the Board or, if the Board hereafter directs, any other committee of one or more members of the Board appointed by the Board to administer the Plan in accordance with Section 3.4.

2.10 “Common Stock” means the Class A common stock of the Company.

2.11 “Company” means Advanced Environmental Recycling Technologies, Inc., a Delaware corporation.

2.12 “Continuous Service” means that the Participant’s service as a director of the Company is not interrupted or terminated. The Administrator may determine whether Continuous Service shall be considered interrupted in the case of any leave of absence approved by such Administrator, including sick leave, military leave or any other personal leave.

2.13 “Date of Grant” means the date on which the Administrator adopts a resolution expressly granting an Award to a Participant or, if a different date is set forth in such resolution as the Date of Grant, then such date as is set forth in such resolution; provided, however, unless and until any prior action is taken by the Administrator to the contrary, Awards in the amounts contemplated in Section 6(a) shall be made automatically to each Eligible Director on an annual basis in the manner and in the amounts contemplated in Section 6(a).

2.14 “Director” means a member of the Board of Directors of the Company.

2.15 “Disability” means that the Optionee is unable to discharge his or her responsibilities as a director by reason of any medically determinable physical or mental impairment. The determination of whether an individual has a Disability shall be determined under procedures established by the Administrator.

2.16 “Effective Date” shall mean January 1, 2008.

2.17 “Eligible Directors” for purposes of participation in the Plan shall mean any director of the Company who is not also an associate of the Company or any subsidiary thereof (that is, an “employee” within the meaning of the Code). Persons who are not Non-Employee Directors within the meaning hereof may nevertheless be Eligible Directors.

2.18 “Exchange Act” means the Securities Exchange Act of 1934, as amended.

2.19 “Fair Market Value” means, as of any date, the value of the Common Stock determined in good faith by the Administrator. In the absence of any express determination by the Administrator to use a different method in good faith of determining Fair Market Value, the “Fair Market Value” of any share of Common Stock of the Company at any date shall be (a) if the Common Stock is listed on an established stock exchange or exchanges, the last reported sale price per share on such date on the principal exchange on which it is traded, or if no sale was made on such date on such principal exchange, at the closing reported bid price on such date on such exchange, or (b) if the Common Stock is not then listed on an exchange, the last reported sale price per share on such date reported by NASDAQ, or if sales are not reported by NASDAQ or no sale was made on such date, the average of the closing bid and asked prices per share for the Common Stock in the over-the-counter market as quoted on NASDAQ on such date, or (c) if the Common Stock is not then listed on an exchange or quoted on NASDAQ, an amount determined in good faith by the Administrator; provided, however, that for purposes of measuring the annual Awards contemplated by Section 6(a) hereof, unless and until the Administrator may determine otherwise, the Fair Market Value shall be deemed to mean the average closing sale price of the Common Stock over the 50 business day period immediately preceding the effective date of the Awards provided for in Section 6(a).

2.20 “Incumbent Directors” means individuals who, on the Effective Date, constitute the Board, provided that any individual becoming a Director subsequent to the Effective Date whose election or nomination for election to the Board was approved by a vote of at least two-thirds of the Incumbent Directors then on the Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for Director without objection to such nomination) shall be an Incumbent

Director. No individual initially elected or nominated as a Director of the Company as a result of an actual or threatened election contest with respect to Directors or as a result of any other actual or threatened solicitation of proxies by or on behalf of any person other than the Board shall be an Incumbent Director.

2.21 “Non-Employee Director” means a Director who is a “non-employee director” within the meaning of Rule 16b-3.

2.22 “Outside Director” means a Director who is an “outside director” within the meaning of Section 162(m) of the Code and Treasury Regulations § 1.162-27(e)(3).

2.23 “Participant” means a person to whom an Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Award.

2.24 “Plan” means this Advanced Environmental Recycling Technologies, Inc. 2008 Non-Employee Director Equity Incentive Plan.

2.25 “Restricted Stock Award” means any Award granted pursuant to Section 6.1 in which the restricted shares of Common Stock are issued upon the Award date with attendant voting and dividend rights, although the shares may be subject to forfeiture in the event vesting or crediting conditions prescribed by the Administrator are not satisfied.

2.26 “Restricted Stock Unit Award” means any Award granted pursuant to Section 6.1 in which the restricted shares of Common Stock are only issued upon satisfaction of any vesting or crediting conditions prescribed by the Administrator.

2.27 “Right of Repurchase” means the Company’s option to repurchase Common Stock acquired under the Plan upon the Participant’s termination of Continuous Service pursuant to Section 6(e) above.

2.28 “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect from time to time.

2.29 “SEC” means the Securities and Exchange Commission.

2.30 “Securities Act” means the Securities Act of 1933, as amended.

2.31 “Surviving Entity” means the Company if immediately following any merger, consolidation or similar transaction, the holders of outstanding voting securities of the Company immediately prior to the merger or consolidation own equity securities possessing more than 50% of the voting power of the entity existing following the merger, consolidation or similar transaction. In all other cases, the other entity to the transaction and not the Company shall be the Surviving Entity. In making the determination of ownership by the shareholders of an entity immediately after the merger, consolidation or similar transaction, equity securities which the shareholders owned immediately before the merger, consolidation or similar transaction as shareholders of another party to the transaction shall be disregarded. Further, outstanding voting securities of an entity shall be calculated by assuming the conversion of all equity securities convertible (immediately or at some future time) into shares entitled to vote.

3. Administration.

3.1 Administration by Board.  The Plan shall be initially administered by the Compensation Committee of the Board, and thereafter by such Committee as the Board may from time to time designate (or by the Board itself, if it shall so designate), as provided in Section 3.4 (the group that administers the Plan is referred to as the “Administrator”).

3.2 Specific Powers. Subject to the express provisions hereof, the Administrator shall have the authority: (a) to construe and interpret the Plan and apply its provisions; (b) to promulgate, amend and rescind rules and regulations relating to the administration of the Plan; (c) to authorize any person to execute, on behalf of the Company, any instrument required to carry out the purposes of the Plan; (d) to determine the duration and purpose of leaves of absences which may be granted to a Participant without constituting termination of their employment for purposes of the Plan; and (e) to make any and all other determinations which it determines to be necessary or advisable for administration of the Plan.

3.3 Decisions Final. All decisions made by the Administrator pursuant to the provisions of the Plan shall be final and binding on the Company and the Participants.

3.4 The Committee.

(a) General.  The Board may delegate administration of the Plan to a Committee or Committees of two (2) or more members of the Board, and the term “Committee” shall apply to any person or persons to whom such authority has been delegated. If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board, including the power to delegate to a subcommittee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board or the Plan Administrator shall thereafter be to the Committee or subcommittee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan. The members of the Committee shall be appointed by and to serve at the pleasure of the Board. From time to time, the Board may increase or decrease the size of the Committee, add additional members to, remove members (with or without Cause) from, appoint new members in substitution therefor, and fill vacancies, however caused, in the Committee. The Committee shall act pursuant to a vote of the majority of its members or, in the case of a committee comprised of only two members, the unanimous consent of its members, whether present or not, or by the written consent of the majority of its members and minutes shall be kept of all of its meetings and copies thereof shall be provided to the Board. Subject to the limitations prescribed by the Plan and the Board, the Committee may establish and follow such rules and regulations for the conduct of its business as it may determine to be advisable.

(b) Committee Composition when Common Stock is Publicly Traded.  During such periods that the Company’s Common Stock is publicly traded, in the discretion of the Board, a Committee may consist solely of two or more Non-Employee Directors who are also Outside Directors.

3.5 Indemnification. In addition to such other rights of indemnification as they may have as Directors or members of the Committee, and to the extent allowed by applicable law, the Administrator and each of the Administrator’s consultants shall be indemnified by the Company against the reasonable expenses, including attorney’s fees, actually incurred in connection with any action, suit or proceeding or in connection with any appeal therein, to which the Administrator or any of its consultants may be party by reason of any action taken or failure to act under or in connection with the Plan or any Award granted under the Plan, and against all amounts paid by the Administrator or any of its consultants in settlement thereof (provided that the settlement has been approved by the Company, which approval shall not be unreasonably withheld) or paid by the Administrator or any of its consultants in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such Administrator or any of its consultants did not act in good faith and in a manner which such person reasonably believed to be in the best interests of the Company, and in the case of a criminal proceeding, had no reason to believe that the conduct complained of was unlawful; provided, however, that within 60 days after institution of any such action, suit or proceeding, such Administrator or any of its consultants shall, in writing, offer the Company the opportunity at its own expense to handle and defend such action, suit or proceeding.

4. Eligibility. Each Eligible Director of the Company shall be eligible to receive, and shall, unless and until the Administrator shall otherwise determine, automatically receive subject to the provisions of Section 6 hereof, an annual Award under the Plan.

5. Shares Subject to Awards. The stock available for Awards under the Plan shall be shares of the Company’s authorized but unissued, or reacquired, Common Stock. The aggregate number of shares which may be issued pursuant to exercise of Awards granted under the Plan shall not exceed 1,000,000 shares of Common Stock (subject to appropriate adjustment for any stock split, stock dividend, reverse stock split, reorganization or comparable transaction). In the event that any outstanding Award under the Plan for any reason expires, is forfeited or is terminated, the shares of Common Stock allocable to the unexercised portion of the Award shall again be available for Awards under the Plan as if no Award had been granted with respect to such shares.

6. Provisions of Awards.

Restricted Stock Awards.  Although the Administrator will have authority under the Plan to change the timing, number of Restricted Stock Unit Awards (or award Restricted Stock Awards), vesting and crediting provisions and other features of Restricted Stock Unit Awards or Restricted Stock Awards which may be made in the future under the Plan, it is currently the Company’s intention and expectation that effective as of the third business day each year following the earlier of (i) the Company’s announcement by press release or other widely disseminated means of its results of operations (including both definitive revenue, net income, and earnings per share data) for the preceding fiscal year of the Company, or (ii) the Company’s filing with the Securities and Exchange Commission of its Annual Report on Form 10-K for the preceding fiscal year of the Company, each Eligible Director then serving shall be granted pursuant hereto, in consideration of his or her services as a director to that point and as an inducement to further services in such capacity, a Restricted Stock Award equal to that number of shares of Common Stock determined by dividing Thirty-Two Thousand Dollars ($32,000) by the Fair Market Value which for such purposes shall be deemed to be the average closing sale price of the Common Stock over the 50 business day period immediately preceding the effective date of such Awards.

The Restricted Stock Unit Awards initially contemplated by this Plan shall be credited to the Eligible Director Restricted Stock Unit Account subject to the Crediting Schedule set forth below and shall vest upon the date the Director terminates providing director services to the company or upon the date the Director achieves three years of continuous service with the Board following the initial Award made through the January 1, 2008 plan.

Crediting Schedule:

Anniversary of the Crediting	Percentage of
Commencement Date	Credited Shares

First	20%
Second	30%
Third	50%

The un-credited, unvested portion of any such Award shall automatically vest upon the occurrence of any Change in Control. Each restricted stock purchase agreement shall be in such form and shall contain such other terms, conditions and Restricted Periods as the Administrator shall deem appropriate.

As an inducement for new directors to serve, in the event new Eligible Directors are elected or added to the Board after the date of the annual Award in any fiscal year, such new Eligible Directors will be entitled to an initial Award equal to a pro rated (by fiscal quarters) portion of the usual $32,000 annual Award, such that the new Eligible Director will be credited for such pro rating purposes with one fiscal quarter of service for every fiscal quarter of the Company, or any portion thereof, during which each such person will serve as a director in such initial fiscal year of service, divided in such case by the average closing sale price of the Common Stock over the 50-business day period immediately preceding such new director’s election or appointment to the Board. In all such cases, the Restricted Stock Unit Award shall be rounded to the nearest whole number of shares.

Restricted Stock Awards or Restricted Stock Unit Awards may not be sold, assigned, transferred or otherwise disposed of, pledged or hypothecated as collateral for a loan or as security for the performance of any obligation or for any other purpose for such period (the “Restricted Period”) as the Administrator shall determine.

(a) Termination of Participant’s Continuous Service.  Unless, in the discretion of the Administrator, any Award expressly provides otherwise, in the event a Participant’s Continuous Service terminates for any reason, the Company may exercise its Right of Repurchase or otherwise reacquire, or the Participant shall forfeit un-credited or unvested shares acquired in consideration of prior services.

(b) Transferability.  Unless, in the discretion of the Administrator, any Award expressly provides otherwise, rights to acquire shares of Common Stock under the Restricted Stock Awards shall be transferable by the Participant only upon expiration of the Restricted Period as to any such shares of Common Stock or by will or by the laws of descent and distribution (subject to limitations that may be prescribed in any particular Award). During the lifetime of the Participant, any elections with respect to an Award may be made only by the Participant unless otherwise determined by the Administrator and set forth in the Award Agreement. This transfer restriction shall cease to apply to shares received as an Award under this Plan upon expiration of any Restricted Period and at the time ownership of such shares vests in the recipient of the Award.

(c) Investment Representation.  Any Award recipient may be required, as a condition of issuance of shares covered by his or her Award, to represent that the shares to be acquired pursuant to the Award will be acquired for investment and without a view to distribution thereof, and in such case, the Company may place a legend on the certificate evidencing the shares reflecting the fact that they were acquired for investment and cannot be sold or transferred unless registered under the Securities Act of 1933, as amended, or unless counsel for the Company is satisfied that the circumstances of the proposed transfer do not require such registration.

(d) Right of Repurchase.  Each Award Agreement may provide that, following a termination of the Participant’s Continuous Service, the Company may repurchase the Participant’s un-credited and/or unvested Common Stock acquired under the Plan as provided in this Section 6 (e) (the “Right of Repurchase”); unvested Common Stock acquired for no consideration other than services will be forfeited. The Right of Repurchase shall be exercisable with respect to uncredited and/or unvested stock at a price equal to the lesser of the purchase price at which such Common Stock was acquired under the Plan or the Fair Market Value of such Common Stock. The Award Agreement may specify the period of time following a termination of the Participant’s Continuous Service during which the Right of Repurchase may be exercised, provided that such exercise may in any event be extended to a date that is at least 60 days after the six months anniversary of the date the stock was acquired from the Company.

7. Termination or Amendment of Plan. The Board may at any time terminate or amend the Plan; provided that, without approval of the stockholders of the Company, there shall be, except by operation of the adjustment provisions of Section 5, no increase in the total number of shares covered by the Plan, no change in the class of persons eligible to receive Awards granted under the Plan or other material modification of the requirements as to eligibility for participation in the Plan, no material increase in the benefits accruing to participants under the Plan, and no extension of the latest date upon which Awards may be granted; and provided further that, without the consent of the Participant, no amendment may adversely affect any then outstanding Award or any unexercised portion thereof. However, a cancellation of an Award where the Participant receives a payment equal in value to the Fair Market Value of the vested Award, shall not be deemed an impairment of the Participant’s rights that requires consent.

8. General Provisions.

8.1 Other Compensation Arrangements. Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

8.2 Delivery. Upon exercise of an Award granted under this Plan, the Company shall issue shares of Common Stock or pay any amounts due within a reasonable period of time thereafter. Subject to any statutory obligations the Company may otherwise have, for purposes of this Plan, thirty days shall be considered a reasonable period of time.

8.3 Other Provisions. The Award Agreements authorized under the Plan may contain such other provisions not inconsistent with this Plan, including, without limitation, restrictions upon the exercise of the Awards, as the Administrator may deem advisable.

8.4 Withholding Obligations.  To the extent provided by the terms of an Award Agreement and subject to the discretion of the Administrator, the Participant may satisfy any federal, state or local tax withholding obligation relating to the acquisition of Common Stock under an Award by any of the following means (in addition to the Company’s right to withhold from any compensation paid to the Participant by the Company) or by a combination of such means: (a) tendering a cash payment; (b) authorizing the Company to withhold shares of Common Stock from the shares of Common Stock otherwise issuable to the Participant as a result of the exercise or acquisition of Common Stock under the Award, provided, however, that no shares of Common Stock are withheld with a value exceeding the minimum amount of tax required to be withheld by law;

(c) delivering to the Company previously owned and unencumbered shares of Common Stock of the Company or (d) by execution of a recourse promissory note.

9. Effective Date. The Plan shall become effective as of the Effective Date, and conditional Awards may be made pursuant hereto from the Effective Date but no Award shall be fully binding and enforceable until the Plan has been approved by the stockholders of the Company, which approval shall be within twelve (12) months before or after the date the Plan is adopted by the Board.

10. Termination or Suspension of the Plan. The Plan shall terminate automatically on January 1, 2018. No Award shall be granted pursuant to the Plan after such date, but Awards theretofore granted may extend beyond that date. The Board may suspend or terminate the Plan at any earlier date. No Awards may be granted under the Plan while the Plan is suspended or after it is terminated.

11. Choice of Law. The law of the State of Delaware shall govern all questions concerning the construction, validity and interpretation of this Plan, without regard to such state’s conflict of law rules.

12. Execution.  To record the adoption of the Plan by the Board, the Company has caused its authorized officer to execute the Plan as of the date specified below.

IN WITNESS WHEREOF, upon authorization of the Board of Directors, the undersigned has caused the Advanced Environmental Recycling Technologies, Inc. 2008 Non-employee Director Equity Incentive Plan to be executed effective as of the 1st day of January, 2008.

ADVANCED ENVIRONMENTAL RECYCLING
TECHNOLOGIES, INC.

By:
Joe G. Brooks
Chairman of the Board and
Chief Executive Officer

APPENDIX B

ADVANCED ENVIRONMENTAL RECYCLING TECHNOLOGIES, INC.
2008 KEY ASSOCIATE AND MANAGEMENT EQUITY INCENTIVE PLAN

1. Purpose; Available Awards.

1.1 Purpose.  The purpose of this Advanced Environmental Recycling Technologies, Inc. 2008 Key Associate and Management Equity Incentive Plan (“Plan”) is to further the growth and development of Advanced Environmental Recycling Technologies, Inc. (“Company”) and any future subsidiaries by providing, through ownership of stock of the Company, an incentive to officers and other key Associates who are in a position to contribute materially to the prosperity of the Company including, but not limited to, all salaried personnel of the Company, to increase such persons’ interests in the Company’s welfare, to encourage them to continue their services to the Company or its subsidiaries, and to attract individuals of outstanding ability to enter the employment of the Company or its subsidiaries.

1.2 Available Awards.  The purpose of the Plan is to provide a means by which eligible recipients of Awards may be given an opportunity to benefit from increases in value of the Company’s Class A Common Stock through the granting of Restricted Stock Awards.

2. Definitions.

2.1 “Administrator” means the Administrator appointed by the Board in accordance with Section 3.5.

2.2 “Affiliate” means any parent corporation or subsidiary corporation of the Company, whether now or hereafter existing, as those terms are defined in Sections 424(e) and (f), respectively, of the Code.

2.3 “Associate” means any person employed by the Company or an Affiliate. Mere service as a Director or payment of a Director’s fee by the Company or an Affiliate shall not be sufficient to constitute “employment” by the Company or an Affiliate.

2.4 “Award” means any Restricted Stock Award or Restricted Stock Unit Award granted under the Plan.

2.5 “Award Agreement” means a written agreement between the Company and a holder of an Award evidencing the terms and conditions of an individual Award grant. Each Award Agreement shall be subject to the terms and conditions of the Plan.

2.6 “Board” means the Board of Directors of the Company.

2.7 “Cause” means if the Participant is a party to an employment or service agreement with the Company or its Affiliates and such agreement provides for a definition of Cause, the definition therein contained, or, if no such agreement exists, it shall mean (a) the commission of, or plea of guilty or no contest to, a felony or a crime involving moral turpitude or the commission of any other act involving willful malfeasance or material fiduciary breach with respect to the Company or an Affiliate, (b) conduct tending to bring the Company into substantial public disgrace, or disrepute, or (c) gross negligence or willful misconduct with respect to the Company or an Affiliate. The Administrator, in its absolute discretion, shall determine the effect of all matters and questions relating to whether a Participant has been discharged for Cause.

2.8 “Change in Control” shall mean:

(a) The consummation of a merger or consolidation of the Company with or into another entity or any other corporate reorganization or the sale of stock of the Company, if more than 50% of the combined voting power (which voting power shall be calculated by assuming the conversion of all equity securities convertible (immediately or at some future time) into shares entitled to vote, but not assuming the exercise of any warrant or right to subscribe to or purchase those shares) of the continuing or Surviving Entity’s securities outstanding immediately after such merger, consolidation, reorganization or sale of stock is owned, directly or indirectly, by persons who were not stockholders of the Company immediately prior to such merger, consolidation, reorganization or sale of stock; provided, however, that in making the determination of ownership by the shareholders of the Company, immediately after the reorganization, equity securities which persons own immediately before the reorganization as shareholders of another party to the transaction shall be disregarded;

(b) Incumbent Directors cease for any reason to constitute at least a majority of the Board; or

(c) The sale, transfer or other disposition of all or substantially all of the Company’s assets.

(d) A transaction shall not constitute a Change in Control if its sole purpose is to change the state of the Company’s incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction.

2.9 “Code” means the Internal Revenue Code of 1986, as amended.

2.10 “Committee” means the Compensation Committee of the Board or, if the Board hereafter directs, any other committee of one or more members of the Board appointed by the Board to administer the Plan in accordance with Section 3.5.

2.11 “Common Stock” means the Class A common stock of the Company.

2.12 “Company” means Advanced Environmental Recycling Technologies, Inc., a Delaware corporation.

2.13 “Continuous Service” means that the Participant’s employment with the Company or an Affiliate is not interrupted or terminated. The Participant’s Continuous Service shall not be deemed to have terminated merely because of a change in the capacity in which the Participant renders service to the Company or an Affiliate as an Employee, Consultant or Director or a change in the entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant’s Continuous Service. For example, a change in status from an Associate of the Company to a Consultant of an Affiliate or a Director will not constitute an interruption of Continuous Service. The Administrator or the chief executive officer of the Company, in that party’s sole discretion, may determine whether Continuous Service shall be considered interrupted in the case of any leave of absence approved by that party, including sick leave, military leave or any other personal leave.

2.14 “Date of Grant” means the date on which the Administrator adopts a resolution expressly granting an Award to a Participant or, if a different date is set forth in such resolution as the Date of Grant, then such date as is set forth in such resolution.

2.15 “Director” means a member of the Board of Directors of the Company.

2.16 “Disability” means that the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment. The determination of whether an individual has a Disability shall be determined under procedures established by the Administrator. The Administrator may rely on any determination that a Participant is disabled for purposes of benefits under any long-term disability plan maintained by the Company or any Affiliate in which a Participant participates.

2.17 “Effective Date” shall mean January 1, 2008.

2.18 “Exchange Act” means the Securities Exchange Act of 1934, as amended.

2.19 “Fair Market Value” means, as of any date, the value of the Common Stock determined in good faith by the Administrator. In the absence of any express determination by the Administrator to use a different method in good faith of determining Fair Market Value, the “Fair Market value” of any share of Common Stock of the Company at any date shall be (a) if the Common Stock is listed on an established stock exchange or exchanges, the last reported sale price per share on such date on the principal exchange on which it is traded, or if no sale was made on such date on such principal exchange, at the closing reported bid price on such date on such exchange, or (b) if the Common Stock is not then listed on an exchange, the last reported sale price per share on such date reported by NASDAQ, or if sales are not reported by NASDAQ or no sale was made on such date, the average of the closing bid and asked prices per share for the Common Stock in the over-the-counter market as quoted on NASDAQ on such date, or (c) if the Common Stock is not then listed on an exchange or quoted on NASDAQ, an amount determined in good faith by the Administrator.

2.20 “Incumbent Directors” means individuals who, on the Effective Date, constitute the Board, provided that any individual becoming a Director subsequent to the Effective Date whose election or nomination for election to the Board was approved by a vote of at least two-thirds of the Incumbent Directors then on the Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for Director without objection to such nomination) shall be an Incumbent Director. No individual initially elected or nominated as a Director of the Company as a result of an actual or threatened election contest with respect to Directors or as a result of any other actual or threatened solicitation of proxies by or on behalf of any person other than the Board shall be an Incumbent Director.

2.21 “Non-Employee Director” means a Director who is a “non-employee director” within the meaning of Rule 16b-3.

2.22 “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

2.23 “Outside Director” means a Director who is an “outside director” within the meaning of Section 162(m) of the Code and Treasury Regulations § 1.162-27(e)(3).

2.24 “Participant” means a person to whom an Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Award.

2.25 “Plan” means this Advanced Environmental Recycling Technologies, Inc. 2008 Key Associate and Management Equity Incentive Plan.

2.26 “Restricted Stock Award” means any Award granted pursuant to Section 6.1 in which the restricted shares of Common Stock are issued upon the Award date with attendant voting and dividend rights, although the shares may be subject to forfeiture in the event vesting or crediting conditions prescribed by the Administrator are not satisfied.

2.27 “Restricted Stock Unit Award” means any Award granted pursuant to Section 6.1 in which the restricted shares of Common Stock are only issued upon satisfaction of any vesting or crediting conditions prescribed by the Administrator.

2.28 “Right of Repurchase” means the Company’s option to repurchase Common Stock acquired under the Plan upon the Participant’s termination of Continuous Service pursuant to Section 6.2.

2.29 “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect from time to time.

2.30 “SEC” means the Securities and Exchange Commission.

2.31 “Securities Act” means the Securities Act of 1933, as amended.

2.32 “Surviving Entity” means the Company if immediately following any merger, consolidation or similar transaction, the holders of outstanding voting securities of the Company immediately prior to the merger or consolidation own equity securities possessing more than 50% of the voting power of the entity existing following the merger, consolidation or similar transaction. In all other cases, the other entity to the transaction and not the Company shall be the Surviving Entity. In making the determination of ownership by the shareholders of an entity immediately after the merger, consolidation or similar transaction, equity securities which the shareholders owned immediately before the merger, consolidation or similar transaction as shareholders of another party to the transaction shall be disregarded. Further, outstanding voting securities of an entity shall be calculated by assuming the conversion of all equity securities convertible (immediately or at some future time) into shares entitled to vote.

3. Administration.

3.1 Administration by Board.  The Plan shall be initially administered by the Compensation Committee of the Board, and thereafter by such Committee as the Board may from time to time designate (or by the Board itself, if it shall so designate), as provided in Section 3.5 (the body that administers the Plan is referred to as the “Administrator”).

3.2 Powers of Administrator.  The Administrator shall have the power and authority to select and grant to Participants Awards pursuant to the terms of the Plan.

3.3 Specific Powers. In particular, the Administrator shall have the authority: (a) to construe and interpret the Plan and apply its provisions; (b) to promulgate, amend and rescind rules and regulations relating to the administration of the Plan; (c) to authorize any person to execute, on behalf of the Company, any instrument required to carry out the purposes of the Plan; (d) to determine when Awards are to be granted under the Plan; (e) from time to time to select, subject to the limitations set forth in this Plan, those Participants to whom Awards shall be granted; (f) to determine the number of shares of Common Stock to be made subject to each Award; (g) to prescribe the terms and conditions of each Award, including, without limitation, the purchase price or exercise price and medium of payment, vesting provisions and Right of Repurchase provisions, and to specify the provisions of the Award Agreement relating to such grant or sale; (h) to amend any outstanding Awards for the purpose of modifying the time or manner of vesting, the purchase price or exercise price, as the case may be, subject to applicable legal restrictions. In addition, if any such amendment impairs a Participant’s rights or increases a Participant’s obligations under his or her Award, such amendment shall also be subject to the Participant’s consent (provided, however, a cancellation of an Award where the Participant receives a payment equal in value to the Fair Market Value of the vested Award shall not be an impairment of the Participant’s rights that requires consent); (i) to determine the duration and purpose of leaves of absences which may be granted to a Participant without constituting termination of their employment for purposes of the Plan; and (j) to make any and all other determinations which it determines to be necessary or advisable for administration of the Plan.

3.4 Decisions Final. All decisions made by the Administrator pursuant to the provisions of the Plan shall be final and binding on the Company and the Participants.

3.5 The Committee.

(a) General.  The Board may delegate administration of the Plan to a Committee or Committees of two (2) or more members of the Board, and the term “Committee” shall apply to any person or persons to whom such authority has been delegated. If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board, including the power to delegate to a subcommittee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board or the Plan Administrator shall thereafter be to the Committee or subcommittee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan. The members of the Committee shall be appointed by and to serve at the pleasure of the Board. From time to time, the Board may increase or decrease the size of the Committee, add additional members to, remove members (with or without Cause) from, appoint new members in substitution therefor, and fill vacancies, however caused, in the Committee. The Committee shall act pursuant to a vote of the majority of its members or, in the case of a committee comprised of only two members, the unanimous consent of its members, whether present or not, or by the written consent of the majority of its members and minutes shall be kept of all of its meetings and copies thereof shall be provided to the Board. Subject to the limitations prescribed by the Plan and the Board, the Committee may establish and follow such rules and regulations for the conduct of its business as it may determine to be advisable.

(b) Committee Composition when Common Stock is Publicly Traded.  During such periods that the Company’s Common Stock is publicly traded, in the discretion of the Board, a Committee may consist solely of two or more Non-Employee Directors who are also Outside Directors.

3.6 Indemnification. In addition to such other rights of indemnification as they may have as Directors or members of the Committee, and to the extent allowed by applicable law, the Administrator and each of the Administrator’s consultants shall be indemnified by the Company against the reasonable expenses, including attorney’s fees, actually incurred in connection with any action, suit or proceeding or in connection with any appeal therein, to which the Administrator or any of its consultants may be party by reason of any action taken or failure to act under or in connection with the Plan or any Award granted under the Plan, and against all amounts paid by the Administrator or any of its consultants in settlement thereof (provided that the settlement has been approved by the Company, which approval shall not be unreasonably withheld) or paid by the Administrator or any of its consultants in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such Administrator or any of its consultants did not act in good faith and in a manner which such person reasonably believed to be in the best interests of the Company, and in the case of a criminal proceeding, had no reason to believe that the conduct complained of was unlawful; provided, however, that within 60 days after institution of any such action, suit or proceeding, such Administrator or any of its consultants shall, in writing, offer the Company the opportunity at its own expense to handle and defend such action, suit or proceeding.

4. Eligibility. Any Associate of the Company or any of its subsidiaries shall be eligible to receive an Award under the Plan. A Participant may receive more than one Award under the Plan. No Director who is not also an Associate shall be eligible to receive an Award under the Plan.

5. Shares Subject to Awards. The stock available for Awards under the Plan shall be shares of the Company’s authorized but unissued, or reacquired, Common Stock. The aggregate number of shares which may be issued pursuant to Awards granted under the Plan shall not exceed 1,500,000 shares of Common Stock (subject to appropriate adjustment for any stock split, stock dividend, reverse stock split, reorganization or comparable transaction). In the event that any outstanding Award under the Plan for any reason expires, is forfeited or is terminated, the shares of Common Stock allocable to the unvested portion of the Award shall again be available for Awards under the Plan as if no Award had been granted with respect to such shares.

6. Provisions of Awards.

6.1 Awards.  The Administrator may from time to time award (or sell at a purchase price determined by the Administrator) provide for the issuance of restricted Common Stock under the Plan to eligible Participants by Registered Stock Awards or Restricted Stock Unit Awards. Restricted Stock Awards or Restricted Stock Unit Awards may not be sold, assigned, transferred or otherwise disposed of, pledged or hypothecated as collateral for a loan or as security for the performance of any obligation or for any other purpose for such period (the “Restricted Period”) as the Administrator shall determine. Each restricted stock purchase agreement or award shall be in such form and shall contain such terms, conditions and Restricted Periods as the Administrator shall deem appropriate. The terms and conditions of the restricted stock purchase agreements or award may change from time to time, and the terms and conditions of separate restricted stock purchase agreements need not be identical, but each restricted stock purchase agreement shall include (through incorporation of provisions hereof by reference in the Award Agreement or otherwise) the substance of each of the following provisions:

(a) Purchase Price.  The purchase price, if any, of Awards shall be determined by the Administrator, and may be stated as cash, property or prior services performed or any other legally permissible consideration acceptable to the Administrator.

(b) Consideration.  The consideration for Common Stock acquired pursuant to the Awards shall be paid either: (i) in cash at the time of purchase; or (ii) in any other form of legal consideration that may be acceptable to the Administrator in its discretion including, without limitation, a recourse promissory note, property or a stock-for-stock exchange or prior services that the Administrator determines have a value at least equal to the Fair Market Value of such Common Stock performed or any other legally permissible consideration acceptable to the Administrator.

(c) Vesting.  Shares of Common Stock acquired under Awards may, but need not, be subject to a Restricted Period that specifies a Right of Repurchase in favor of the Company in accordance with a vesting or crediting schedule to be determined by the Administrator, or forfeiture in the event the consideration was in the form of prior services. In general, except as otherwise expressly provided, the unvested or uncredited portion of any Award shall vest upon a Change in Control; however, the Administrator in its discretion may provide that no acceleration of vesting with respect to a particular Award shall occur in the event of a Change in Control.

(d) Termination of Participant’s Continuous Service.  Unless, in the discretion of the Administrator, any Award expressly provides otherwise, in the event a Participant’s Continuous Service terminates for any reason, the Company may exercise its Right of Repurchase or otherwise reacquire, or the Participant shall forfeit, uncredited or unvested shares acquired in consideration of services performed or performable, and any or all of the shares of Common Stock held by the Participant which have not vested as of the date of termination under the terms of the restricted stock purchase agreement shall be forfeited and the Participant shall have no rights with respect to the Award.

(e) Transferability.  Unless, in the discretion of the Administrator, any Award expressly provides otherwise, rights to acquire shares of Common Stock under the Restricted Stock Awards or Restricted Stock Unit Awards shall be transferable by the Participant only upon expiration of the Restricted Period as to any such shares of Common Stock or by will or by the laws of descent and distribution (subject to limitations that may be prescribed in any particular Award). During the lifetime of the Participant, any elections with respect to an Award may be made only by the Participant unless otherwise determined by the Administrator and set forth in the Award Agreement. This transfer restriction shall cease to apply to shares received as an Award under this Plan upon expiration of any Restricted Period and at the time ownership of such shares vests in the recipient of the Award.

(f) Concurrent Tax Payment.  The Administrator, in its sole discretion, may (but shall not be required to) provide for payment of a concurrent cash award in an amount equal, in whole or in part, to the estimated after tax amount required to satisfy applicable federal, state or local tax withholding obligations arising from the receipt and deemed vesting of restricted stock for which an election under Section 83(b) of the Code may be required.

(g) Investment Representation.  Any Award recipient may be required, as a condition of issuance of shares covered by his or her Awards, to represent that the shares to be acquired pursuant to the Awards will be acquired for investment and without a view to distribution thereof, and in such case, the Company may place a legend on the certificate evidencing the shares reflecting the fact that they were acquired for investment and cannot be sold or transferred unless registered under the Securities Act of 1933, as amended, or unless counsel for the Company is satisfied that the circumstances of the proposed transfer do not require such registration.

6.2 Right of Repurchase.  Each Award Agreement may provide that, following a termination of the Participant’s Continuous Service, the Company may repurchase the Participant’s unvested or uncredited Common Stock acquired under the Plan as provided in this Section 6.2 (the “Right of Repurchase”). The Right of Repurchase shall be exercisable with respect to unvested or uncredited stock at a price equal to the lesser of the purchase price, if any, at which such Common Stock was acquired under the Plan or the Fair Market Value of such Common Stock and unvested or uncredited Awards acquired for no consideration other than for services may be forfeited. The Award Agreement may specify the period of time following a termination of the Participant’s Continuous Service during which the Right of Repurchase may be exercised, provided that such exercise may in any event be extended to a date that is at least 60 days after the six months anniversary of the date the stock was acquired from the Company.

7. Termination or Amendment of Plan. The Board may at any time terminate or amend the Plan; provided that, without approval of the stockholders of the Company, there shall be no increase in the total number of shares covered by the Plan (except by operation of the adjustment provisions of Section 5) no change in the class of persons eligible to receive Awards granted under the Plan or other material modification of the requirements as to eligibility for participation in the Plan, no material increase in the benefits accruing to participants under the Plan, and no extension of the latest date upon which Awards may be granted; and provided further that, without the consent of the Participant, no amendment may adversely affect any then outstanding Award or any unexercised portion thereof. However, a cancellation of an Award where the Participant receives a payment equal in value to the Fair Market Value of the vested Award, shall not be deemed an impairment of the Participant’s rights that requires consent.

8. General Provisions.

8.1 Other Compensation Arrangements. Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

8.2 Delivery. Upon exercise of an Award granted under this Plan, the Company shall issue shares of Common Stock or pay any amounts due within a reasonable period of time thereafter. Subject to any statutory obligations the Company may otherwise have, for purposes of this Plan, thirty days shall be considered a reasonable period of time.

8.3 Other Provisions. The Award Agreements authorized under the Plan may contain such other provisions not inconsistent with this Plan, including, without limitation, restrictions upon the exercise of the Awards, as the Administrator may deem advisable.

8.4 Withholding Obligations.  To the extent provided by the terms of an Award Agreement and subject to the discretion of the Administrator, the Participant may satisfy any federal, state or local tax withholding obligation relating to the acquisition of Common Stock under an Award by any of the following means (in addition to the Company’s right to withhold from any compensation paid to the Participant by the Company) or by a combination of such means: (a) tendering a cash payment; (b) authorizing the Company to withhold shares of Common Stock from the shares of Common Stock otherwise issuable to the Participant as a result of the exercise or acquisition of Common Stock under the Award, provided, however, that no shares of Common Stock are withheld with a value exceeding the minimum amount of tax required to be withheld by law; (c) delivering to the Company previously owned and unencumbered shares of Common Stock of the Company or (d) by execution of a recourse promissory note.

9. Effective Date. The Plan shall become effective as of the Effective Date, and conditional Awards may be made pursuant hereto from the Effective Date but no Award shall be enforceable or finally effective unless and until the Plan has been approved by the stockholders of the Company, which approval shall be within twelve (12) months before or after the date the Plan is adopted by the Board.

10. Termination or Suspension of the Plan. The Plan shall terminate automatically on January 1, 2018. No Award shall be granted pursuant to the Plan after such date, but Awards theretofore granted may extend beyond that date. The Board may suspend or terminate the Plan at any earlier date. No Awards may be granted under the Plan while the Plan is suspended or after it is terminated.

11. Choice of Law. The law of the State of Delaware shall govern all questions concerning the construction, validity and interpretation of this Plan, without regard to such state’s conflict of law rules.

12. Execution.  To record the adoption of the Plan by the Board, the Company has caused its authorized officer to execute the Plan as of the date specified below.

IN WITNESS WHEREOF, upon authorization of the Board of Directors, the undersigned has caused the Advanced Environmental Recycling Technologies, Inc. 2008 Key Associate and Management Equity Incentive Plan to be executed effective as of the 1st day of January, 2008.

ADVANCED ENVIRONMENTAL RECYCLING
TECHNOLOGIES, INC.

By:
Joe G. Brooks
Chairman of the Board and
Chief Executive Officer

ADVANCED ENVIRONMENTAL RECYCLING TECHNOLOGIES, INC.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
FOR THE ANNUAL MEETING OF STOCKHOLDERS ON JULY 24, 2008
The undersigned hereby appoints Joe G. Brooks, as proxy, with full power to appoint his substitute, and hereby authorizes such proxy to represent and vote, as designated on this proxy, all shares of common stock and preferred stock of Advanced Environmental Recycling Technologies, Inc. held of record by the undersigned on the record date June 27, 2008 at the annual meeting of stockholders of the Company to be held in the Holiday Inn Convention Center, Springdale, Arkansas on Thursday, July 24, 2008 at 7:00 p.m., local time, and at any adjournment thereof.
This proxy, when properly executed, will be voted in the manner directed herein. If no direction is made, this proxy will be voted FOR Items 1 and 2. In his discretion, the proxy is authorized to vote upon such other business as may properly come before the meeting.
(Continued and to be signed on reverse side)

ANNUAL MEETING OF STOCKHOLDERS OF
Advanced Environmental Recycling Technologies, Inc.
July 24, 2008
PROXY VOTING INSTRUCTIONS
MAIL - Date, sign and mail your proxy card in the
envelope provided as soon as possible.
-OR-
TELEPHONE - Call toll-free 1-800-PROXIES from
any touch-tone telephone and follow the instructions.
Have your control number and proxy card
available when you call.
-OR-
INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions.
Have your proxy card available when you access the web page.

COMPANY NUMBER
ACCOUNT NUMBER

You may enter your voting instructions at 1-800-PROXIES or www.voteproxy.com up until 11:59 PM Eastern Time the day before the cut-off or meeting date.
Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or Internet.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE X
1. Election of Directors
☐	FOR ALL NOMINEES

☐	WITHHOLD AUTHORITY FOR ALL NOMINEES

☐	FOR ALL EXCEPT (See Instructions below)
Nominees:

¡	Joe G. Brooks
¡	Stephen W. Brooks
¡	Jerry B. Burkett
¡	Edward P. Carda
¡	Tim W. Kizer
¡	Peter S. Lau
¡	Sal Miwa
¡	Jim Robason
¡	Michael M. Tull
INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

2. Ratification of Tullius Taylor Sartain & Sartain LLP, independent registered public accountants, as the Company’s auditors.

For	Against	Abstain

☐	☐	☐
3. Approval of the possible issuance of Common Stock equal to 20% or more of the Common Stock outstanding before the private placement for less than the greater of book or market value of the stock.

For	Against	Abstain

☐	☐	☐
4. Amend the Certificate of Designation to change the voting rights of the company’s Series D Preferred Stock to conform such voting rights to the policies of the Nasdaq Stock Market

For	Against	Abstain

☐	☐	☐
5. Amend the Company’s certificate of incorporation to authorize only holders of preferred stock affected by a proposed change to vote on matters relating only to changes to the terms of any outstanding series of preferred stock.

For	Against	Abstain

☐	☐	☐
6. Amend the Certificate of Incorporation to increase the authorized number of shares of Class A Common Stock.

For	Against	Abstain

☐	☐	☐
7. Approve the Reverse Stock Split

For	Against	Abstain

☐	☐	☐
8. Approve the 2008 Non-Employee Director Equity Incentive Plan

For	Against	Abstain

☐	☐	☐
9. Approve the 2008 Key Associate and Management Equity Incentive Plan

For	Against	Abstain

☐	☐	☐
The undersigned acknowledges receipt of the formal notice of such meeting and the 2007 Annual Report of the Company.

New Address:
To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Signature:	Date:	, 2008	Signature:	Date:	, 2008

Note: Please sign above exactly as name appears on this proxy. When shares are held by jointly, each holder should sign. When signing as attorney, administrator, trustee, or guardian, please give full name as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.